Exhibit 4.1


                           LOAN AND SECURITY AGREEMENT





                            FLEET RETAIL FINANCE INC.

                                    AGENT FOR
                 THE REVOLVING CREDIT LENDERS REFERENCED HEREIN






                              ODD JOB STORES, INC.

                                THE LEAD BORROWER
                                      FOR:


                           HIA TRADING ASSOCIATES AND

                            ODD-JOB ACQUISITION CORP.

                                  THE BORROWERS


                                 OJSAC, INC. AND

                              ODD JOB TRADING CORP.


                                 THE GUARANTORS




                                  JULY 17, 2003

                                TABLE OF CONTENTS

 ARTICLE 1 - DEFINITIONS:

 ARTICLE 2 -   THE REVOLVING CREDIT:
           2.1       Establishment of  Revolving Credit...................................................-27-
           2.2       Advances in Excess of Borrowing Base (OverLoans).....................................-28-
           2.3       Risks of Value of Collateral.........................................................-28-
           2.4       Commitment to Make Revolving Credit Loans and Support Letters of Credit..............-28-
           2.5       Revolving Credit Loan Requests.......................................................-28-
           2.6       Suspension of Revolving Credit.......................................................-30-
           2.7       Making of Revolving Credit Loans.....................................................-30-
           2.8       SwingLine Loans......................................................................-31-
           2.9       The Loan Account.....................................................................-31-
           2.10      The Revolving Credit Notes...........................................................-32-
           2.11      Payment of The Loan Account..........................................................-32-
           2.12      Interest on Revolving Credit Loans. .................................................-33-
           2.13      Revolving Credit Commitment Fee......................................................-34-
           2.14      Facility Fee.........................................................................-34-
           2.15      Unused Line Fee......................................................................-34-
           2.16      Early Termination Fee................................................................-34-
           2.17      Concerning Fees......................................................................-34-
           2.18      Agent's and Revolving Credit Lenders' Discretion.....................................-35-
           2.19      Procedures For Issuance of L/C's.....................................................-36-
           2.20      Fees For L/C's.......................................................................-37-
           2.21      Concerning L/C's.....................................................................-38-
           2.22      Changed Circumstances................................................................-39-
           2.23      Designation of Lead Borrower as Loan Parties' Agent..................................-40-
           2.24      Lenders' Commitments.................................................................-40-
           2.25      -42-
           2.26      -43-

                        ARTICLE 3 - CONDITIONS PRECEDENT:
           3.1       Corporate Due Diligence..............................................................-45-
           3.2       Opinions.............................................................................-46-
           3.3       Additional Documents.................................................................-46-
           3.4       Officers' Certificates...............................................................-46-
           3.5       Representations and Warranties.......................................................-47-
           3.6       Minimum Day One Availability.........................................................-47-
           3.7       All Fees and Expenses Paid...........................................................-47-
           3.8       No Default...........................................................................-47-
           3.11      No Material Adverse Change...........................................................-47-
           3.12      Tender Offer.........................................................................-47-
           3.13      Benefit of Conditions Precedent......................................................-48-


                                       i

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
           4.1       Payment and Performance of Liabilities...............................................-48-
           4.2       Due Organization. Authorization. No Conflicts........................................-48-
           4.3       Trade Names..........................................................................-50-
           4.4       Infrastructure.......................................................................-50-
           4.5       Locations; Title to Assets; Acquisitions.............................................-50-
           4.6       Encumbrances.........................................................................-52-
           4.7       Indebtedness.........................................................................-52-
           4.8       Insurance............................................................................-52-
           4.9       Licenses.............................................................................-53-
           4.10      Leases...............................................................................-53-
           4.11      Requirements of Law..................................................................-54-
           4.12      Labor Relations......................................................................-54-
           4.13      Maintain Properties..................................................................-54-
           4.14      Taxes................................................................................-55-
           4.15      No Margin Stock......................................................................-56-
           4.16      ERISA................................................................................-56-
           4.17      Hazardous Materials..................................................................-56-
           4.18      Litigation...........................................................................-57-
           4.19      Dividends. Investments. Corporate Action.............................................-57-
           4.20      Loans................................................................................-58-
           4.21      Protection of Assets.................................................................-58-
           4.22      Line of Business.....................................................................-58-
           4.23      Affiliate Transactions...............................................................-58-
           4.24      Further Assurances...................................................................-58-
           4.25      Adequacy of Disclosure...............................................................-59-
           4.26      No Restrictions on Liabilities.......................................................-60-
           4.27      Other Covenants......................................................................-60-

 ARTICLE 5 -  FINANCIAL REPORTING AND PERFORMANCE COVENANTS:
           5.1       Maintain Records.....................................................................-60-
           5.2       Access to Records....................................................................-61-
           5.3       Immediate Notice to Agent............................................................-61-
           5.4       Borrowing Base Certificate...........................................................-62-
           5.5       Weekly Reports.......................................................................-62-
           5.6       Monthly Reports......................................................................-63-
           5.7       Quarterly Reports....................................................................-63-
           5.8       Annual Reports.......................................................................-64-
           5.9       Officers' Certificates...............................................................-64-
           5.10      Inventories, Appraisals, and Audits..................................................-65-
           5.11      Additional Financial Information.....................................................-66-
           5.12      Financial Performance Covenants......................................................-67-

 ARTICLE 6 -  USE OF COLLATERAL:
           6.1       Use of  Inventory Collateral.........................................................-67-


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
           6.2       Inventory Quality....................................................................-68-
           6.3       Adjustments and Allowances...........................................................-68-
           6.4       Validity of Accounts.................................................................-68-
           6.5       Notification to Account Debtors......................................................-68-

 ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:
           7.1       Depository Accounts..................................................................-68-
           7.2       Credit Card Receipts.................................................................-69-
           7.3       The Concentration, Collection and Operating Accounts.................................-69-
           7.4       Proceeds and Collections.............................................................-70-
           7.5       Payment of Liabilities...............................................................-70-
           7.6       The Operating Account................................................................-71-

 ARTICLE 8 - GRANT OF SECURITY INTEREST:
           8.1       Grant of Security Interest...........................................................-71-
           8.2       Extent and Duration of Security Interest.............................................-72-

 ARTICLE 9 - AGENT AS ATTORNEY-IN-FACT:
           9.1       Appointment as Attorney-In-Fact......................................................-75-
           9.2       No Obligation to Act.................................................................-76-

 ARTICLE 10 -  EVENTS OF DEFAULT:
            10.1     Failure to Pay the Revolving Credit..................................................-77-
           10.2      Failure To Make Other Payments.......................................................-77-
           10.3      Failure to Perform Covenant or Liability (No Grace Period)...........................-77-
           10.4      Failure to Perform Covenant or Liability (Grace Period)..............................-77-
           10.5      Misrepresentation....................................................................-77-
           10.6      Acceleration of Other Debt. Breach of Lease..........................................-78-
           10.7      Default Under Other Agreements.......................................................-78-
           10.8      Collateral...........................................................................-78-
           10.9      Attachment. Judgment. Restraint of Business..........................................-78-
           10.10     Business Failure.....................................................................-79-
           10.11     Bankruptcy...........................................................................-79-
           10.12     Indictment - Forfeiture..............................................................-79-
           10.13     Reserved.............................................................................-79-
           10.14     Termination of Guaranty..............................................................-79-
           10.15     Challenge to Loan Documents..........................................................-79-
           10.16     Key Executives.......................................................................-80-
           10.17     Change in Control....................................................................-80-

 ARTICLE 11 -  RIGHTS AND REMEDIES UPON DEFAULT:
           11.1      Acceleration.........................................................................-80-
           11.2      Rights of Enforcement................................................................-80-
           11.3      Sale of Collateral...................................................................-81-
           11.4      Occupation of Business Location......................................................-81-


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
           11.5      Grant of Nonexclusive License........................................................-82-
           11.6      Assembly of Collateral...............................................................-82-
           11.7      Rights and Remedies..................................................................-82-

 ARTICLE 12 - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:
           12.1      Revolving Credit Funding Procedures..................................................-82-
           12.2      SwingLine Loans......................................................................-83-
           12.3      Agent's Covering of Fundings:........................................................-83-
           12.4      Ordinary Course Distributions........................................................-85-

 ARTICLE 13 - ACCELERATION AND LIQUIDATION:
           13.1      Acceleration Notices.................................................................-86-
           13.2      Acceleration.........................................................................-86-
           13.3      Initiation of Liquidation............................................................-86-
           13.4      Actions At and  Following Initiation of Liquidation..................................-86-
           13.5      Agent's Conduct of Liquidation.......................................................-87-
           13.6      Distribution of Liquidation Proceeds:................................................-87-
           13.7      Relative Priorities To Proceeds of Liquidation ......................................-88-

 ARTICLE 14 - THE AGENT:
           14.1      Appointment of The Agent   ..........................................................-88-
           14.2      Responsibilities of Agent ...........................................................-89-
           14.3      Concerning Distributions By the Agent ...............................................-89-
           14.4      Dispute Resolution:..................................................................-90-
           14.5      Distributions of Notices and Other Documents.........................................-90-
           14.6      Confidential Information.............................................................-91-
           14.7      Reliance by Agent ...................................................................-91-
           14.8      Non-Reliance on Agent and Other Revolving Credit Lenders.............................-91-
           14.9      Indemnification......................................................................-92-
           14.10     Resignation of Agent.................................................................-92-

 ARTICLE 15 -  ACTION BY AGENT; CONSENTS; AMENDMENTS; WAIVERS:
           15.1      Administration of Credit Facilities..................................................-93-
           15.2      Actions Requiring or On Direction of Majority Lenders................................-94-
           15.3      Actions Requiring or On Direction of SuperMajority Lenders...........................-94-
           15.4      Action Requiring Certain Consent:                  -95-
           15.5      Actions Requiring or Directed By Unanimous Consent...................................-95-
           15.6      Actions Requiring SwingLine Lender Consent...........................................-96-
           15.7      Actions Requiring Agent's Consent....................................................-96-
           15.8      Miscellaneous Actions................................................................-97-
           15.10     NonConsenting Revolving Credit Lender................................................-97-

 ARTICLE 16 -        ASSIGNMENTS BY REVOLVING CREDIT LENDERS:
           16.1      Assignments and Assumptions:.........................................................-99-
           16.2      Assignment Procedures................................................................-99-


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
           16.3      Effect of Assignment................................................................-100-

 ARTICLE 17 - NOTICES:
           17.1      Notice Addresses....................................................................-100-
           17.2      Notice Given........................................................................-101-
           17.3      Wire Instructions. Notice Given.....................................................-102-

 ARTICLE 18 -  TERM:
           18.1      Termination of Revolving Credit.....................................................-102-
           18.2      Actions On Termination..............................................................-102-

 ARTICLE 19 - GENERAL:
           19.1      Protection of Collateral............................................................-103-
           19.2      Publicity...........................................................................-103-
           19.3      Successors and Assigns..............................................................-103-
           19.4      Severability........................................................................-103-
           19.5      Amendments.  Course of Dealing......................................................-103-
           19.6      Power of Attorney...................................................................-104-
           19.7      Application of Proceeds.............................................................-104-
           19.8      Increased Costs.....................................................................-104-
           19.9      Costs and Expenses of the Agent.....................................................-105-
           19.10     Copies and Facsimiles...............................................................-105-
           19.11     Massachusetts Law...................................................................-106-
           19.12     Consent to Jurisdiction.............................................................-106-
           19.13     Indemnification.....................................................................-106-
           19.14     Rules of Construction...............................................................-107-
           19.15     Intent..............................................................................-108-
           19.16     Participations:.....................................................................-109-
           19.17     Right of Set-Off....................................................................-109-
           19.18     Pledges To Federal Reserve Banks: ..................................................-109-
           19.19     Maximum Interest Rate...............................................................-109-
           19.20     Waivers. ...........................................................................-110-


                                    EXHIBITS


1.1             :          Customs Broker Agreement
2.8(c)          :          SwingLine Note
2.10            :          Revolving Credit Note
2.24            :          Revolving Credit Lenders' Commitments
2.25            :          Form of Opinion for Proposed Combination
4.2             :          Affiliates; Corporate Information
4.3             :          Trade Names
4.5             :          Locations
4.5(e)          :          Customs Brokers and Carriers
4.6             :          Encumbrances
4.7             :          Indebtedness
4.8             :          Insurance Policies
4.10            :          Capital Leases
4.12            :          Labor Agreements
4.14            :          Taxes
4.18            :          Litigation
4.19            :          Permitted Investments
5.4             :          Borrowing Base Certificate
5.6             :          Monthly Financial Reporting Requirements
5.12(a)         :          Financial Performance Covenants
5.12(b)         :          Business Plan
6.3             :          Blocked Account Agreement
7.1(a)          :          DDAs
7.1(b)          :          Form of DDA Notice
7.2(a)          :          Credit Card Arrangements
7.2(b)          :          Form of Credit Card Notice
8.3(b)          :          Chattel Paper
8.3(d)          :          Investment Accounts
8.3(e)          :          L/Cs, Bankers Acceptances
8.3(f)          :          Commercial Tort Claims
16.2            :          Assignment /Assumption

LOAN AND SECURITY AGREEMENT                            FLEET RETAIL FINANCE INC.
                                                                           Agent


                                                                 July 17, 2003


           THIS AGREEMENT is made between

                      FLEET RETAIL FINANCE INC. (in such capacity, herein the "AGENT"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the "REVOLVING CREDIT LENDERS", who are, on the Closing Date, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Revolving Credit Lenders" in accordance with the provisions of
           Section 2.24, 2.25 and Article 16 below;

                     and

                     The Revolving Credit Lenders;

                     and

                     ODD JOB STORES, INC, AN OHIO CORPORATION with its principal executive offices at 200 Helen Street, South Plainfield, New Jersey 07080, as agent (in such capacity, the "LEAD BORROWER") for HIA TRADING ASSOCIATES A NEW YORK GENERAL PARTNERSHIP ("HIA"), and ODD-JOB ACQUISITION CORP., A DELAWARE CORPORATION ("ODD-JOB ACQUISITION")(each, individually, a "BORROWER" and collectively, the "BORROWERS"), and OJSAC, INC., a Delaware corporation ("OJSAC"), and ODD JOB TRADING CORP., a New York corporation ("TRADING CORP.")(each, individually, a "GUARANTOR" and collectively, the "GUARANTORS"), in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:
 ARTICLE 1 - DEFINITIONS:

           As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

           "ACCELERATION": With respect to any Indebtedness, its becoming due and payable prior to its stated maturity. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

           "ACCELERATION NOTICE": Written notice as follows:

                                 (a) From the Agent to the Revolving Credit
                      Lenders, as provided in 13.1(a).

                                 (b) From the SuperMajority Lenders to the
                      Agent, as provided in Section 13.1(b).

           "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

           "ACCOUNTS"and "ACCOUNTS RECEIVABLE": Include, without limitation,
                     "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

           "ACH": Automated clearing house.

           "AFFILIATE": The following:

                               (a) With respect to any two Persons, a
                     relationship in which (i) one holds, directly or indirectly, not less than five percent (5%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to elect a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than five percent (5%) of their respective ownership is directly or indirectly held by the same third Person.

                               (b) Any Person which: is a parent,
                     brother-sister, subsidiary, or affiliate, of a Loan Party; could have such enterprise's tax returns or financial statements consolidated with that Loan Party's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the

                     Internal Revenue Code of 1986, as amended from time to
                     time) of which any Loan Party is a member; or controls or is controlled by any Loan Party.

           "AGENT": Is referred to in the Preamble.

           "AGENT'S COVER": Is defined in Section 12.3(c)(i).

           "AGENT'S RIGHTS AND REMEDIES": Is defined in Section 11.7.

           "AMAZING SAVINGS": Amazing Savings Holding LLC, a Delaware limited liability company.


           "AMAZING SAVINGS COMPANIES": Amazing Savings, OJSAC, Ascend Retail
                     Partners LLC and Amazing Savings/J.B.S. Liquidators, Inc.

           "APPLICABLE LAW": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other Governmental Authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

           "APPLICABLE MARGIN": The following percentages for Base Margin Loans and Eurodollar Loans based upon the following criteria:

--------------- ------------------------------------------------ --------------------- --------------

LEVEL           AVERAGE EXCESS AVAILABILITY                      EURODOLLAR MARGIN     BASE MARGIN
--------------- ------------------------------------------------ --------------------- --------------
                Less Than           Equal to Or Greater Than
--------------- ------------------- ---------------------------- --------------------- --------------
I                                   $10,000,000                  2.00%                 0.00%
--------------- ------------------- ---------------------------- --------------------- --------------
II              $10,000,000         $5,000,000                   2.25%                 0.25%
--------------- ------------------- ---------------------------- --------------------- --------------
III             $5,000,000          $2,500,000                   2.50%                 0.50%
--------------- ------------------- ---------------------------- --------------------- --------------
IV              $2,500,000                                       2.75%                 0.75%
--------------- ------------------- ---------------------------- --------------------- --------------

                     The Applicable Margin shall initially be established at Level III and shall remain at such level through the quarter ending December 31, 2003, unless at any time from the Closing Date to such quarter end average Excess Availability shall be equal to or less than that specified for Level IV, in which event the Applicable Margin shall be immediately increased to the percentages set forth in Level
                     IV. In any event, the Applicable Margin shall be adjusted quarterly on the first day of each calendar quarter, commencing with January 1, 2004, based upon the average Excess Availability during the prior quarter. Upon the occurrence of an Event of Default, the Applicable Margin may, at the option of the Agent, be immediately increased to the percentages set forth in Level IV (even if the Excess Availability requirements for another Level have been met) and interest shall be determined in the manner set forth in Section 2.12(g).

           "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Loan Parties' Inventory undertaken at the request of the Agent, to reflect the appraiser's estimate of the net recovery on the Loan Parties' Inventory in the event of an in-store liquidation of that Inventory.

           "APPRAISED INVENTORY PERCENTAGE": 85%.

           "ASSIGNING REVOLVING CREDIT LENDER": Defined in Section 16.1(a).

           "ASSIGNMENT AND ACCEPTANCE": Defined in Section 16.2.

           "AVAILABILITY": The result of the following:

                      (i) The lesser of

                                 (A) The Revolving Credit Ceiling

                                                  or

                                 (B) The Borrowing Base

                                                 Minus

                      (ii) The aggregate unpaid balance of the Loan Account.

                                                 Minus

                      (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                                                 Minus

                      (iv) The aggregate of the Availability Reserves.


           "AVAILABILITY RESERVES": Such reserves as the Agent from time to time determines in the Agent's discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                               (i) Rent for any (x) Retail Store in a Landlord State and (y)Warehouse, in each case in respect to which a Landlord Waiver, acceptable to the Agent, has not been received by the Agent)(which initially shall be two
                                          (2) months rent for any such
                                          location).
                               (ii)       Customer Credit Liabilities.
                               (iii) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Agent in the Collateral, including, without limitation, with respect to the Fiscal 2002 Federal tax assessment against Lead Borrower in the amount of $440,000.00.
                               (iv) L/C Landing Costs. (v) Deposits on special orders.
                               (vi) Payables (based upon payables which are both past due and past the Loan Parties' normal payment terms consistent with past practices).


           "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

           "BASE MARGIN": As determined from the definition of Applicable
                     Margin.

           "BASE MARGIN LOAN": Each Revolving Credit Loan bearing interest at the Base Margin Rate.

           "BASE MARGIN RATE": The aggregate of the Prime Rate plus the then applicable Base Margin.

           "BLOCKED ACCOUNT": Any DDA into which the contents of any other DDA is transferred.

           "BLOCKED ACCOUNT AGREEMENT": An agreement with the a bank maintaining one or more deposit accounts of the Loan Parties where funds from one or more DDAs are concentrated, which agreements shall be substantially in the form attached hereto as EXHIBIT6.3 or otherwise in form and substance reasonably satisfactory to the Agent.

           "BONY": The Bank of New York.

           "BONY AGREEMENTS": Collectively, the (i) Master Promissory Note
                     (Alternate Base Rate), dated April 28, 2003, in the face amount of $7,500,000.00 made by Amazing Savings to BONY,
                     (ii) Promissory Note Time/Installment, dated December 18, 2002, in the face amount of $600,000.00 made by Amazing

                     Savings to BONY, (iii) Security Agreement, dated December 18, 2002, made by Amazing Savings to BONY and (iv) that certain Letter, dated May 6, 2003, from BONY to Amazing Savings.

           "BORROWER" and "BORROWERS": Is defined in the Preamble.

           "BORROWING BASE": The result of the following:

                      (i) The lesser of

                                 (A) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate

                                                    or

                                 (B) the Appraised Inventory Percentage of the Appraised Inventory
                                            Liquidation Value

                                                   Plus

                      (ii) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

           "BORROWING BASE CERTIFICATE": Is defined in Section 5.4.

           "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Agent is not open to the general public to conduct business.

           "BUSINESS PLAN": The Loan Parties' business plan annexed hereto as
                     EXHIBIT 5.12(B) and any revision, amendment, or update of such business plan with respect to which the Agent has provided its written approval.

           "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

           "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

           "CERTIFICATE OF EXEMPTION": Defined in Section 2.26.

           "CHANGE IN CONTROL": The occurrence of any of the following:

                               (a) (i) The acquisition by any group of Persons
                     (within the meaning of the Securities Exchange Act of 1934, as amended) or any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), directly or indirectly, of more of the issued and outstanding capital stock of the Lead Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Lead Borrower, than that owned by Moshael Straus or, in the event of Moshael Straus' death, the Straus Family, or (ii) Moshael Straus or, in the event of Moshael Straus' death, the Straus Family, shall have beneficial ownership of less than twenty percent (20%) of the issued and outstanding capital stock of the Lead Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Lead Borrower

                               (b) At any time during the lifetime of Moshael
                     Straus a majority of the seats (other than vacant seats) on the board of directors of the Lead Borrower are occupied by Persons who were not (i) nominated by the board of directors of the Lead Borrower, (ii) nominated by Moshael Straus or by Persons under the Control of Moshael Straus or
                     (iii) appointed by directors nominated in accordance with clause (i) or (ii) above.

                               (c) At any time after the death of Moshael
                     Straus, (i) the persons who are directors of the Lead Borrower as of the date of the death of Moshael Straus, together with the director appointed to replace Moshael Straus on the board, cease for any reason to constitute a majority of the board of directors of Lead Borrower, (ii) within sixty (60) days of the date on which the Agent shall have received notice from Lead Borrower pursuant to Section 5.3(b)(vi) that such majority shall cease to exist, the Agent shall have notified the Lead Borrower that the composition of the Board is no longer satisfactory to the Agent and (iii) the Liabilities shall not have been repaid in full and all commitments hereunder terminated within ninety (90) days after the delivery by Agent to Lead Borrower of the notice referred to in clause (c)(ii).

                               (d) Except in connection with the Proposed
                     Combination, Moshael Straus (or, in the event of Moshael Straus' death, the Straus Family, shall cease to have Control of (i) an amount of the issued and outstanding equity interests in each Person which directly or indirectly Controls the Lead Borrower, which exceeds the amount of such equity interests that is Controlled by any other Person or Group of Persons or (ii) at least twenty percent (20%) of the issued and outstanding equity interests in each Person which, directly or indirectly, Controls the Lead Borrower.

                               (e) Except in connection with the Proposed
                     Combination, any failure of the Lead Borrower to own, beneficially and of record, directly or indirectly, 100% of the equity interests of all other Loan Parties (other than OJSAC).

           "CHATTEL PAPER": Has the meaning given that term in the UCC.

           "CLOSING DATE": The date on which the conditions specified in
                     Article 3 are satisfied (or waived by the Agent).

           "COLLATERAL": Is defined in Section 8.1.

           "COLLATERAL INTEREST": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

           "CONCENTRATION ACCOUNT": Is defined in Section 7.3.

           "CONSENT":Actual consent given by the Revolving Credit Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Revolving Credit Lender from the Agent of a proposed course of action to be followed by the Agent without such Revolving Credit Lender's giving the Agent written notice of that Revolving Credit Lender's objection to such course of action, provided that the Agent may rely on such passage of time as consent by a Revolving Credit Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

           "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Loan Parties.

           "CONTROL":The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

           "COST": The lower of:

                               (a) The calculated cost of purchases, based upon
                     the Loan Parties' accounting practices, known to the Agent, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from: invoices received by the Loan Parties; the Loan Parties' purchase journal; or the Loan Parties' stock ledger; and

                               (b) The cost equivalent of the lowest ticketed or
                     promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Loan Parties' accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting the Loan Parties' historic business practices.

                               ("Cost" does not include inventory capitalization
                     costs or other non-purchase price charges (such as freight) used in the Loan Parties' calculation of cost of goods sold).

           "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Agent's attorneys, and all reasonable out-of-pocket costs incurred by the Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent, where such costs and expenses are directly or indirectly related to or in respect of the Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the rights and remedies of the Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" also includes the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Agent's option may bear interest at the then effective Base Margin Rate.

           "CREDIT CARD ADVANCE RATE":  80%.

           "CREDIT EXTENSIONS": At any time, the sum of (a) the principal balance of all Revolving Credit Loans then outstanding and
                     (b) the aggregate undrawn Stated Amount of all then outstanding L/C's.

           "CREDIT PARTY": Defined in Section 2.26.

           "CUSTOMER CREDIT LIABILITY": Gift certificates, customer deposits, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

           "CUSTOMS BROKER AGREEMENT": A tri-party agreement in substantially the form attached as EXHIBIT 1.1, annexed hereto, among the Lead Borrower or any Borrower, and a customs broker or other carrier, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Agent and agrees, upon notice from the Agent, to hold and dispose of the subject Inventory solely as directed by the Agent.

           "DDA": Any checking or other demand daily depository account maintained by any Loan Party other than any Exempt DDA.

           "DEFAULT": Any occurrence, circumstance or state of facts which would become an Event of Default if any requisite notice were given and/or any requisite period of time were to elapse and such occurrence, circumstance or state of facts were not cured within any applicable grace period.

           "DELINQUENT REVOLVING CREDIT LENDER": Is defined in Section 12.3(c).

           "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC and also includes all demand, time, savings, passbook, or similar accounts maintained with a bank.

           "DOCUMENTS": Has the meaning given that term in the UCC.

           "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

           "EARLY TERMINATION FEE": Is defined in Section 2.16.

           "EBITDA": The Loan Parties' Consolidated earnings (excluding extraordinary gains and gains from the sale of assets other than in the ordinary course of business) before interest, taxes, depreciation, amortization and other non-cash charges properly deducted in determining earnings in accordance with GAAP, each as determined in accordance with GAAP.

           "ELIGIBLE ASSIGNEE": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300,000,000 or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities.

           "ELIGIBLE CREDIT CARD RECEIVABLES": Under four (4) Business Day accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Agent to be eligible).

           "ELIGIBLE INVENTORY": All of the following (without duplication): (a) such of the Loan Parties' Inventory, at such locations, and of such types, character, qualities and quantities, as the Agent in its discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Agent has a perfected security interest which is prior and superior to all security interests, claims and Encumbrances (other than Permitted Encumbrances); (b) Eligible L/C Inventory; and (c) Eligible Prepaid Inventory. That portion of "Eligible Inventory" which consists of Eligible Prepaid Inventory and Eligible L/C Inventory shall not, in the aggregate, exceed the In-Transit Inventory Cap.

            "ELIGIBLE L/C INVENTORY": Inventory (without duplication as to
                     Eligible Inventory), the purchase of which is supported by a documentary L/C then having an initial expiry of forty-five (45) or less days, provided that

                                          (a) Such Inventory is of such types,
                               character, qualities and quantities (net of Inventory Reserves) as the Agent in its discretion from time to time determines to be eligible for borrowing; and

                                          (b) The documentary L/C supporting
                               such purchase names the Agent as consignee of the subject Inventory and the Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Agent).

           "ELIGIBLE PREPAID INVENTORY": That portion of the Borrower's
                     Inventory (without duplication of other Eligible Inventory) for which the Borrower has paid, title to which has passed to the Borrower, which has been received by the Borrower or its bailee, and which has been shipped from a foreign location to one of the Loan Parties' Warehouses; provided that

                     (a) Such Inventory is of such types, character, qualities and quantities as the Agent in its reasonable discretion from time to time determines to be Eligible Inventory;

                     (b) The documents which relate to such shipment name the Agent as consignee of the subject Inventory and, if required by the Agent, the Agent has control over the documents which evidence ownership of the subject Inventory such as by providing a Customs Brokers Agreement to the Agent); and

                     (c) Such Inventory has not yet been delivered to the Loan Parties' Warehouse and has been in transit from the applicable foreign location for no more than forty-five
                     (45) calendar days.

           "EMPLOYEE BENEFIT PLAN": An "Employee Benefit Plan" as defined in
                     Section 3(3) of ERISA which is subject o Title IV of ERISA.

           "ENCUMBRANCE": Each of the following:

                               (a) A Collateral Interest or agreement to create
                     or grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                               (b) The filing of any financing statement under
                     the UCC or comparable law of any jurisdiction.

           "END DATE": The date upon which all of the following conditions are met: (a) all payment Liabilities described in Section 18.2(a) have been indefeasibly paid in full; (b) all obligations of any Revolving Credit Lender to make loans and advances and to provide other financial accommodations to the Loan Parties hereunder shall have been irrevocably terminated and (c) those arrangements concerning L/C's which are described in Section 18.2(a) have been made.

           "ENVIRONMENTAL LAWS": All of the following:

                               (a) Applicable Law which regulates or relates to,
                     or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                               (b) The common law relating to damage to
                      Persons or property from Hazardous Materials.

           "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Loan Parties' business, and any and all accessions or additions thereto, and substitutions therefor.

           "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

           "ERISA AFFILIATE": Any Person which is under common control with a Loan Party within the meaning of Section 4001 of ERISA or is part of a group which includes any Loan Party and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

           "EURODOLLAR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal market in Eurodollars in which Fleet National Bank participates is open for dealings in United States Dollar deposits.

           "EURODOLLAR LOAN": Any Revolving Credit Loan which bears interest at a Eurodollar Rate.

           "EURODOLLAR MARGIN": As determined from the definition of Applicable
                     Margin.

           "EURODOLLAR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Fleet National Bank, by first-class banks in the Eurodollar market in which Fleet National Bank participates at or about 10:00AM two (2) Eurodollar Business Days before the first day of the Interest Period for the subject Eurodollar Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

           "EURODOLLAR RATE": That per annum rate which is the aggregate of the Eurodollar Offer Rate plus the Eurodollar Margin except that, in the event that the Agent determines that any Revolving Credit Lender may be subject to the Reserve Percentage, the "Eurodollar Rate" shall mean, with respect to any Eurodollar Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Eurodollar Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:

                                 (a) is the decimal equivalent of the following
                      fraction:

                                         Eurodollar Offer Rate
                                         ---------------------
                                      1 minus Reserve Percentage

                                 (b) is the applicable Eurodollar Margin.


           "EVENTS OF DEFAULT": Is defined in Article 10. An "Event of
                     Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the Agent. In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred, other than with respect to any post-default interest which accrued prior to such waiver and with respect to any reimbursement obligation in respect of any Costs of Collection.

           "EXCESS AVAILABILITY": As of any date of determination, the excess, if any, of (a) the lesser of the Borrowing Base or the Revolving Credit Ceiling, over (b) the sum of (i) the aggregate the outstanding Credit Extensions; (ii) all then held checks (other than held checks drawn to pay accounts which are not more than thirty (30) days beyond stated credit terms); (iii) accounts payable which are more than thirty (30) days beyond credit terms then accorded the Loan Parties; and (iv) overdrafts.

           "EXEMPT DDA": A depository account maintained by any Loan Party, the only contents of which are transfers from the Operating Account and which are used solely for petty cash purposes and/or payroll.

           "FACILITY FEE": Is defined in the Fee Letter.

           "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Fleet from three Federal funds brokers of recognized standing selected by it.

           "FEE LETTER": That letter dated on or about the date of this Agreement and styled "Fee Letter" between the Lead Borrower and the Agent, as such letter may from time to time be amended.

           "FISCAL": When followed by "month" or "quarter", the relevant fiscal period based on the Loan Parties' fiscal year and accounting conventions (e.g. reference to "Fiscal 2003" is to the fiscal month of the Loan Parties"s fiscal year ending in 2003). When followed by reference to a specific year, the fiscal year which ends in a month of the year to which reference is being made (e.g. if the Loan Parties' fiscal year ends in January 2003 reference to that year would be to the Loan Parties' "Fiscal 2003").

           "FIXTURES": Has the meaning given that term in the UCC.

           "FLEET" means Fleet National Bank, a national banking association.

           "FOREIGN LENDER": Defined in Section 2.26.

           "FOREIGN SUBSIDIARY": A Subsidiary created or organized outside the United States or the laws of a jurisdiction other than the United States or any political subdivision thereof.

           "FRFI": Fleet Retail Finance Inc.

           "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Agent, (a) the Loan Parties' compliance with the financial performance covenants imposed pursuant to Section 5.12 shall be determined as if such Material Accounting Change had not taken place and (b) the Lead Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Lead Borrower's chief financial officer, on which the effect of such Material Accounting Change on that statement shall be described.

           "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any

                     Loan Party; credit memoranda in favor of any Loan Party; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Loan Party to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any Governmental Authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Loan Party in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any Loan Party or credit extended or services performed, by any Loan Party, whether intended for an individual customer or the general business of any Loan Party, or used or useful in connection with research by any Loan Party.

           "GOODS": Has the meaning given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

           "GOVERNMENTAL AUTHORITY": Means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "GROSS MARGIN": With respect to the subject accounting period for which being calculated, the decimal equivalent of the following (determined in accordance with the retail method of accounting):

                        Sales (Minus) Cost of Goods Sold
                        --------------------------------
                                      Sales

           "GUARANTOR": Is defined in the Preamble.

           "GUARANTY": The Guaranty dated as of the Closing Date by Odd Job
                     Trading Corp. and OJSAC in favor of the Agent and the Revolving Credit Lender, as amended, modified or supplemented from time to time.

           "HAZARDOUS MATERIALS": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

           "HIA": Is defined in the Preamble.

           "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                               (a) Money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                               (b) Any letter of credit or acceptance
                               transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                               (c) The sale or discount of accounts receivable or chattel paper of such Person.

                               (d) Deposits or advances.

                               (e) Capital Leases.

                               (f) Any sale and leaseback transaction.

                               (g) Obligations with respect to redeemable stock and redemption or repurchase obligations under any equity securities issued by such Person.

                     "Indebtedness" also includes:

                                          (x) Indebtedness of others secured by
                               an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                                          (y) Any guaranty, endorsement,
                               suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                                          (z) The Indebtedness of a partnership
                               or joint venture for which such Person is liable as a general partner or joint venturer.

           "INDEMNIFIED PERSON": Is defined in Section 19.13.

           "INDEPENDENT DIRECTORS": Persons who are not officers, employees or affiliates of any of the Loan Parties or Amazing Savings Companies or their respective executive officers or principal shareholders or of any of their respective subsidiaries.

           "INITIAL FINANCIAL COVENANT DATE": Is defined in Section 5.12.

           "INSTRUMENTS": Has the meaning given that term in the UCC.

           "INTEREST PAYMENT DATE": With reference to:

                               Each Eurodollar Loan: The last day of the
                     Interest Period relating thereto (and on the last day of month three for any such loan which has a six month Interest Period); the Termination Date; and the End Date.

                               Each Base Margin Loan: The first day of each
                     month; the Termination Date; and the End Date.

           "INTEREST PERIOD": The following:

                               (a) With respect to each Eurodollar Loan: Subject
                     to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Eurodollar Loan and ending one, two, three, or six months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2.5) to the Agent

                               (b) With respect to each Base Margin Loan:
                     Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Eurodollar Loan, as the Lead Borrower may elect by notice (pursuant to Section 2.5) to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Loan Parties.

                               (c) The setting of Interest Periods is in all
                     instances subject to the following:

                                          (i) Any Interest Period for a Base
                               Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                          (ii) Any Interest Period for a
                               Eurodollar Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                                          (iii) Subject to Subsection (iv),
                               below, any Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                                          (iv) Any Interest Period which would
                               otherwise end after the Termination Date shall end on the Termination Date.

                                          (v) The number of Interest Periods
                                in effect at any one time is subject to Section 2.12(e) hereof.

           "IN-TRANSIT INVENTORY CAP": An aggregate amount of Eligible Prepaid
                     Inventory and Eligible L/C Inventory, valued at Cost, not to exceed $10,000,000.00 at any time from the Closing Date through December 31, 2003 and $5,000,000.00 at any time hereafter.

           "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit;
                     (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

           "INVENTORY ADVANCE RATE": Means the following percentages for the periods indicated:

------------------------------------------- ---------------------------

PERIOD                                      INVENTORY ADVANCE RATE
------------------------------------------- ---------------------------
December 15 to February 28 of each year     60%
------------------------------------------- ---------------------------
March 1 to September 14 of each year        63%
------------------------------------------- ---------------------------
September 15 to December 16 of each year    70%
------------------------------------------- ---------------------------

           "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Agent in the Agent's discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                      (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

                      (ii)       Seasonality.

                      (iii)      Shrinkage.

                      (iv)       Imbalance.

                      (v)        Change in Inventory character.

                      (vi)       Change in Inventory composition

                      (vii)      Change in Inventory mix.

                      (viii)     Markdowns (both permanent and point of sale)

                      (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

                      (x)        Damaged goods.

                      (xi)       Consigned goods.

                      (xii) Any non-merchandise Inventory (such as labels, bags, and packaging materials).

                      (xiii)     Return to vendor merchandise.

                      (xiv)      Packaways.

           "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

           "IRC": The Internal Revenue Code of 1986 and all regulations promulgated thereunder.

           "IRS": The Internal Revenue Service.

           "ISSUER": Means Fleet National Bank.

           "KEY EXECUTIVE": Samuel Friedland and Phil Rosenblatt.

           "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

           "L/C LANDING COSTS": To the extent not included in the Stated
                     Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

           "LANDLORD STATE": Initially Washington, Virginia, and Pennsylvania and such other states in which a landlord's claim for rent has priority over the Encumbrances of the Agent in the Collateral.

           "LEAD BORROWER": Is defined in the Preamble.

           "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space.

           "LEASEHOLD INTEREST": Any interest of a Loan Party as lessee under any Lease.

           "LENDERS' SPECIAL COUNSEL": A single counsel, selected by the Majority Lenders following the occurrence of an Event of Default, to represent the interests of the Revolving Credit Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

           "LETTER-OF-CREDIT RIGHT":Has the meaning given that term in UCC and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

           "LIABILITIES": Includes, without limitation, the following:

                     (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan
           Documents:

                               (i) Any and all direct and indirect liabilities,
                     debts, and obligations of each Loan Party to the Agent or any Revolving Credit Lender, each of every kind, nature, and description.

                               (ii) Each obligation to repay any loan, advance,
                     indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Loan Party to the Agent or any Revolving Credit Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Revolving Credit Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Revolving Credit Lender may hold against any Loan Party.

                               (iii) All notes and other obligations of each
                     Loan Party now or hereafter assigned to or held by the Agent or any Revolving Credit Lender, each of every kind, nature, and description.

                               (iv) All interest, fees, and charges and other
                     amounts which may be charged by the Agent or any Revolving Credit Lender to any Loan Party and/or which may be due from any Loan Party to the Agent or any Revolving Credit Lender from time to time.

                               (v) All costs and expenses incurred or paid by
                     the Agent or any Revolving Credit Lender in respect of any agreement between any Loan Party and the Agent or any Revolving Credit Lender or instrument furnished by any Loan Party to the Agent or any Revolving Credit Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                               (vi) Any and all covenants of each Loan Party to
                     or with the Agent or any Revolving Credit Lender and any and all obligations of each Loan Party to act or to refrain from acting in accordance with any agreement between that Loan Party and the Agent or any Revolving Credit Lender or instrument furnished by that Loan Party to the Agent or any Revolving Credit Lender.

                               (vii) Each of the foregoing as if each reference
                     to the " the Agent or any Revolving Credit Lender" were to each Affiliate of the Agent.

                     (b) Any and all direct or indirect liabilities, debts, and obligations of each Loan Party to the Agent or any Affiliate of the Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Loan Party pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

           "LIQUIDATION": The exercise, by the Agent, of those rights and remedies accorded to the Agent under the Loan Documents and Applicable Law as a creditor of the Loan Parties following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

           "LOAN ACCOUNT": Is defined in Section 2.9.

           "LOAN DOCUMENTS": This Agreement and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Agent or any Affiliate of the Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Agent or any Affiliate of the Agent, as each may be amended from time to time.

           "LOAN PARTY: Each Borrower and each Guarantor.

           MAJORITY LENDERS": If there are two or fewer Revolving Credit
                     Lenders who are not Delinquent Revolving Credit Lenders:
                     All Revolving Credit Lenders who are not Delinquent Revolving Credit Lenders.

                               If there are three or more Revolving Credit
                     Lenders who are not Delinquent Revolving Credit Lenders:
                     Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding more than 50% of the Revolving Credit Percentage Commitments (calculated without regard to any Revolving Credit Percentage Commitment of any Delinquent Revolving Credit Lender).

           "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Loan Parties' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Loan Parties' Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Loan Parties, when compared with such condition or results as if such change had not taken place or where preparation of the Loan Parties' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5.12 where such a breach would not have occurred if such change had not taken place or visa versa.

           "MATERIAL ADVERSE CHANGE": Any event, fact, circumstance, change in, or effect on, the business of any Loan Party, which individually or in the aggregate or on a cumulative basis with any other events, facts, circumstances, changes in, or effects on, the Loan Parties or the Collateral, taken as a whole which:

                     (a) Would reasonably be expected to materially adversely affect (i) the ability of any Loan Party to (A) operate or conduct its business in all material respects in the manner in which such business is currently operated or conducted, or (B) to perform its obligations or to pay any Liabilities under this Agreement or under any other the Loan Documents,
                     (ii) the assets, properties, business, prospects, profitability, operations, or condition (financial or otherwise) of the Loan Parties taken as a whole, or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Agent or the Revolving Credit Lenders hereunder or thereunder.

                     (b) Would reasonably be expected to have a Material Adverse Effect on the value, enforceability, or collectibility of the Collateral taken as a whole.

           "MATERIAL ADVERSE EFFECT": A result, consequence, or outcome which constitutes a Material Adverse Change.

           "MATURITY DATE": July 17, 2006.

           "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Agent to own or manage any Post Foreclosure Asset.

           "OJSAC": Is defined in the Preamble.

           "OPERATING ACCOUNT": Is defined in Section 7.3.

           "OTHER TAXES": Any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

           "OVERLOAN": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

           "PARTICIPANT": Is defined in Section 19.16, hereof.

           "PAYMENT INTANGIBLE": As defined in the UCC and also any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

           "PERMITTED DISPOSITION": Any sale of assets or property of a Loan
                     Party (other than the sale of Inventory in the ordinary course of business and other than the ownership interests of any Loan Party in another Loan Party) not to exceed $2,500,000.00 in the aggregate during the term of this Agreement.

           "PERMITTED ENCUMBRANCES": The following:

                                          (i) Any and all Encumbrances in
                               favor of the Agent.

                                          (ii) Any and all those Encumbrances
                               (if any) listed on EXHIBIT 4.6, annexed hereto.

                                          (iii) Purchase money security
                               interests or capitalized equipment leases on Equipment acquired or held by a Loan Party in the ordinary course of business and securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Equipment; provided however that
                               (x) any such Encumbrance attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (y) such Encumbrance attaches solely to the property so acquired in such transaction and (z) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property.

                                          (iv) Liens securing the payment of
                               taxes, assessments or government charges either not yet overdue or the validity of which is being contested in good faith by a Loan Party and for which such Loan Party has established adequate cash reserve; non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of a Loan Party's business to the extent such liens secure (x) indebtedness that is not overdue, (y) indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested by a Loan Party in good faith by appropriate proceedings diligently pursued, in each instance prior to the commencement of foreclosure or other similar proceedings and provided that adequate reserves therefor have been set aside on such Loan Party's books (provided, however, that the inclusion of any of the foregoing as "Permitted Encumbrances" shall not affect their respective relative priorities vis a vis the security interests created herein), or (z) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.

                                          (v) Deposits under workmen's
                               compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.

                                          (vi) Landlord's liens arising by
                               operation of law where waivers have not been obtained.

                                          (vii) Liens of suppliers, mechanics,
                               carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which the Loan Parties have established adequate reserves.

                                          (viii) Encumbrances arising by reason
                               of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property.

                                          (ix) Encumbrances arising under leases
                               or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property.

                                          (x) Any Lien securing the renewal,
                               extension, refinancing or refunding of any Permitted Indebtedness referred to in clause
                               (iii) of the definition of Permitted
                               Indebtedness, secured by any Lien permitted hereunder without any change in the assets subject to such Lien.

                                          (xi) Liens in favor of lessors
                               securing operating leases or, to the extent such transactions create a Lien thereunder, sale and leaseback transactions, in each case to the extent such operating leases or sale and leaseback transactions are otherwise permitted hereunder.

                                          (xii) Liens securing Subordinated
                               Indebtedness which are junior and subject to the liens and security interest granted to the Agent hereunder.

           "PERMITTED INDEBTEDNESS": The following:

                                        (i) Any Indebtedness on account of
                               the Revolving Credit.

                                        (ii) The Indebtedness (if any)
                               listed on EXHIBIT 4.7, annexed hereto.

                                        (iii) Indebtedness on account of
                               Equipment acquired in compliance with the requirements of Section 4.6(c), the incurrence of which would not otherwise be prohibited by this Agreement, not exceeding an aggregate of $5,000,000.00 outstanding at any time.

                                        (iv) Guaranty obligations incurred by
                               any Loan Party in respect of Indebtedness of any other Loan Party that is otherwise permitted hereunder.

                                          (v) Renewals, extensions, refinancings
                               and refundings of Indebtedness permitted under other paragraphs of this definition; provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Loan Party obligated thereunder, including as to weighted average maturity and final maturity, than the Indebtedness being renewed, extended, refinanced or refunded.

                                          (vi) unsecured Indebtedness not
                               otherwise permitted hereunder; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $5,000,000.00 at any time outstanding and shall be on terms and conditions, including without limitation, terms of subordination with respect to payment of such Indebtedness, reasonably satisfactory to the Agent.

                                          (vii) Subordinated Indebtedness.

           "PERMITTED INVESTMENTS": The following, in each instance only if subject to a prior perfected security interest in favor of the Agent to secure the Liabilities:

                                          (i) Indebtedness entitled to the full
                               faith and credit of the United States with maturities not to exceed one hundred and eighty-one (181) days.

                                          (ii) Banker's acceptances accepted,
                               savings accounts made available, repurchase agreements entered into, and certificates of deposit issued by the Agent or any bank whose most senior debt has been assigned an investment grade credit rating by a nationally recognized credit rating service.

                                          (iii) Commercial paper rated A-1/P-1.

                                          (iv) Money market accounts or funds
                               within the meaning of Rule 2a-7 of the Investment Company Act of 1940, in effect as of the date of this Agreement.

                                          (v) Investments listed on EXHIBIT
                               4.19, annexed hereto

           "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

           "PLEDGE AGREEMENTS": Means, collectively, (i) the Pledge and
                     Security Agreement dated as of the Closing Date made by OJSAC in favor of the Agent for the benefit of the Lenders with respect to the capital stock of Lead Borrower, (ii) the Pledge and Security Agreement dated as of the Closing Date made by Odd Job Stores, Inc. in favor of the Agent for the benefit of the Lenders, with respect to the capital stock of Odd-Job Acquisition Corp., (iii) the Pledge and Security Agreement dated as of the Closing Date made by Odd-Job Acquisition Corp. in favor of the Agent for the benefit of the Lenders, with respect to the capital stock of Odd Job Trading Corp., (iv) the Pledge and Security Agreement dated as of the Closing Date made by Odd-Job Acquisition Corp. in favor of the Agent for the benefit of the Lenders, with respect to the general partnership interests owned by Odd-Job Acquisition Corp. of HIA , and
                     (v) the Pledge and Security Agreement dated as of the Closing Date made by Odd Job Trading Corp. in favor of the Agent for the benefit of the Lenders, with respect to the general partnership interests owned by Odd Job Trading Corp. of HIA, in each case as amended, modified or supplemented from time to time in accordance with its terms.

           "POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which is acquired by the Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

           "PRIME RATE" shall mean, for any day, the higher of (a) the annual rate of interest then most recently announced by Fleet at its head office in Boston, Massachusetts as its "Prime Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Fleet's Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Fleet's Prime Rate or the Federal Funds Effective Rate, respectively.

           "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 8.1 hereof.

           "PROPOSED COMBINATION" As defined in Section 2.25.

           "PROTECTIVE OVERADVANCES": Revolving Credit Loans which are
                     OverLoans, but as to which each of the following conditions is satisfied: (a) the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Protective OverAdvances, such Revolving Credit Loans do not aggregate more than five percent (5%) of the aggregate of the Borrowing Base; and (c) such Revolving Credit Loans are made or undertaken in the Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders.

           "PURCHASE DATE": Is defined in the Tender Agreement.

           "RECEIPTS": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

           "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of

                     Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment.

           "REGISTER": Is defined in Section 16.2(c).

           "REQUIREMENTS OF LAW": As to any Person:

                               (i) Applicable Law.

                               (ii) That Person's organizational documents.

                               (iii) That Person's by-laws and/or other
                     instruments which deal with corporate or similar governance, as applicable.

           "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Revolving Credit Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Revolving Credit Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

           "RESERVES": Availability Reserves and Inventory Reserves.

           "RETAIL": The lower of

                               (a) The Cost of Inventory divided by the Cost
                     Factor (except that, for purposes of the determination of "Availability", the Cost of Inventory shall be the Cost of Eligible Inventory); or

                               (b) the lowest ticketed or promoted price at
                     which the subject inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Loan Parties' accounting system).

           "RETAIL STORE": Means each retail store of the Borrowers listed on
                     EXHIBIT 4.5, annexed hereto, together with each retail store opened by the Borrowers after the Closing Date in accordance with the terms of this Agreement.

           "REVOLVING CREDIT": Is defined in Section 2.1.

           "REVOLVING CREDIT CEILING": $40,000,000.00 (subject to increase as provided in Section 2.25).

           "REVOLVING CREDIT COMMITMENT FEE": Is defined in the Fee Letter.

           "REVOLVING CREDIT DOLLAR COMMITMENT": As set forth on EXHIBIT 2.24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement including, without limitation, Section 2.25).

           "REVOLVING CREDIT LENDERS": Each Revolving Credit Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Revolving Credit Lender" in accordance with the provisions of this Agreement.

           "REVOLVING CREDIT LOANS": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2.12(d)).

           "REVOLVING CREDIT NOTE": Is defined in Section 2.10.

           "REVOLVING CREDIT PERCENTAGE COMMITMENT": As set forth on EXHIBIT
                     2.24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

           "SEC": The Securities and Exchange Commission.

           "STATED AMOUNT": The maximum amount for which an L/C may be honored.

           "STRAUS FAMILY": The spouse, children or lineal descendants of Moshael Straus or any trust or other entity established for the benefit thereof.

           "SUBSIDIARY": With respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding voting stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more subsidiaries of such Person.

           "SUBORDINATED INDEBTEDNESS": Indebtedness of the Lead Borrower not to exceed the principal amount of $10,000,000.00 at any time outstanding which is subordinated to the Liabilities pursuant to a subordination agreement on terms and conditions satisfactory to the Agent.

           "SUPERMAJORITY LENDERS": Revolving Credit Lenders (other than
                     Delinquent Revolving Credit Lenders) holding 662/3% or more of the Revolving Credit Percentage Commitments (calculated without regard to any Revolving Credit Percentage Commitment of any Delinquent Revolving Credit Lender).

           "SUPPORTING OBLIGATION": Has the meaning given that term in the UCC and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an

                     Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

           "SWINGLINE": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

           "SWINGLINE LENDER": FRFI.

           "SWINGLINE LOAN CEILING": $5,000,000.00 (subject to increase as provided in Section 15.4(e)).

           "SWINGLINE LOANS": Is defined in Section 2.8.

           "TAXES": Taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto, EXCLUDING

                     (a) franchise taxes and taxes imposed on or measured by the net income or overall gross receipts of any Credit Party or similar taxes imposed on any Credit Party by the jurisdiction under the laws of which such Credit Party is organized, conducts business or has a present or former connection or any political subdivision thereof, and any liabilities, penalties and interest with respect to the foregoing,

                     (b) any United States withholding taxes payable with respect to payments hereunder or under the other Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of (i) an assignee, the date of the Assignment and Acceptance, (ii) a successor Agent, the date of the appointment of such Agent, and (iii) a successor Issuer, the date such Issuer becomes the Issuer) applicable to such Credit Party, and any liabilities, penalties and interest with respect to the foregoing, but not excluding any United States withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance or the date of such appointment of such Agent or the date such Issuer becomes the Issuer), other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes, and

                      (c) any non-United States withholding taxes payable with
                     respect to payments hereunder or under the other Loan Documents imposed by the jurisdictions under the laws of which such Credit Party is organized, conducts business or has a present or former connection, or any political subdivision thereof, in effect on the Closing Date (or, in the case of (i) an assignee, the date of the Assignment and Acceptance, (ii) a successor Agent, the date of the appointment of such Agent, and (iii) a successor Issuer, the date such Issuer becomes the Issuer) applicable to such Credit Party, and any liabilities, penalties and interest with respect to the foregoing, but not excluding any withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance or the date of such appointment of such Agent or the date such Issuer becomes the Issuer), other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes.

           "TENDER AGREEMENT": The Tender Agreement dated as of June 3, 2002 between Amazing Savings and the Lead Borrower, as in effect on the Closing Date.

           "TENDER OFFER": The offer to purchase shares of Lead Borrower made by Amazing Savings through OJSAC pursuant to the Tender Agreement.

           "TERMINATION DATE": The earliest of (a) the Maturity Date; (b) the occurrence of any event described in Section 10.11, below; or (c) the Agent's notice to the Lead Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10.11, below.

           "TRADING CORP.": Is defined in the Preamble.

           "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 17.1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Agent.

           "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

           "UNANIMOUS CONSENT": Consent of Revolving Credit Lenders (other than
                     Delinquent Revolving Credit Lenders) holding 100% of the Revolving Credit Dollar Commitments (other than a Revolving Credit Dollar Commitment held by a Delinquent Revolving Credit Lender).

           "UNUSED LINE FEE": Is defined in Section 2.15.

           "U.S. LENDER": Is defined in Section 2.26.

           "WAREHOUSES": The Borrowers' distribution centers and warehouses listed in EXHIBIT 4.5 hereto, and any future locations at which the Borrowers store Inventory.

 ARTICLE 2 -   THE REVOLVING CREDIT:

           2.1       ESTABLISHMENT OF  REVOLVING CREDIT

                     (a) The Revolving Credit Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

                     (b) Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Agent by reference to Borrowing Base Certificates furnished as provided in Section 5.4, below, and shall be subject to the following:

                                 (i) Such determination shall take into account
                      such Reserves as the Agent may reasonably determine as being applicable thereto.

                                 (ii) The Cost of Eligible Inventory will be
                      determined in a manner consistent with current tracking practices, based on the Borrowers' stock ledger inventory.

Initial Reserves shall be as set forth on the initial Borrowing Base
Certificate.

                     (c) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2.24.

                     (d) The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for the Borrowers' working capital and Capital Expenditures, and for the payment of Subordinated Indebtedness, all solely to the extent permitted by this Agreement. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Loan Parties other than in the ordinary course of the Loan Parties' business and consistent with the provisions of this Agreement.

           2.2       ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

                     (a) No Revolving Credit Lender has any obligation to the Borrowers to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an OverLoan.

                     (b) The Revolving Credit Lenders' obligations, among themselves, are subject to (among other provisions of this Agreement) Section 12.3(a) (which relates to each Revolving Credit Lender's making amounts available to the Agent) and 15.3(a) (which relates to Protective OverAdvances).

                     (c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

           2.3 RISKS OF VALUE OF COLLATERAL. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

           2.4 COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT. Subject to the provisions of this Agreement, the Revolving Credit Lenders shall make a loan or advance under the Revolving Credit and the Agent shall endeavor to have an L/C issued for the account of the Lead Borrower, in each instance if duly and timely requested by the Lead Borrower as provided herein provided that:

                     (a) No OverLoan is then outstanding and none will result therefrom.

                     (b) No Default or Event of Default has occurred and is continuing or would occur after giving effect thereto.

           2.5       REVOLVING CREDIT LOAN REQUESTS.

                     (a) Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Lead Borrower in such manner as may from time to time be acceptable to the Agent.

                     (b) Subject to the provisions of this Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Agent by no later than the following:

                                 (i) If such Revolving Credit Loan is to be or
                      is to be converted to a Base Margin Loan: by 12:00 p.m. on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $10,000.00.

                                 (ii) If such Revolving Credit Loan is to be, or
                      is to be continued as, or converted to, a Eurodollar Loan: by 12:00 p.m. three (3) Eurodollar Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Eurodollar Loans and conversions to Eurodollar Loans shall each be not less than $1,000,000.00 and in increments of $500,000.00 in excess of such minimum.

                                 (iii) Any Eurodollar Loan which matures while
                      any Default or Event of Default has occurred and is continuing shall be converted, at the option of the Agent, to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Loan is to be continued as a Eurodollar Loan.

                     (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Eurodollar Business Day, as applicable.

                     (d) Reserved.

                     (e) The Lead Borrower may request that the Agent cause the issuance by the Issuer of L/C's for the account of the Borrowers as provided in
Section 2.19.

                     (f) The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Agent.

                     (g) A request by the Lead Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                                 (i) There has been no Material Adverse Change.

                                 (ii) To the extent necessary, all or a portion
                      of any loan or advance so requested will be set aside by the Borrowers to cover the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                                 (iii) Each representation which is made herein
                      or in any of the Loan Documents is then true and complete in all material respects as of and as if made on the date of such request (unless such representation relates to an earlier date, in which event, such representation shall be true as of such earlier date).

                                 (iv) Unless accompanied by a written
                      Certificate of the Lead Borrower's President or its Chief Financial Officer describing (in reasonable detail) the facts and circumstances thereof and the steps (if any) being taken to remedy such condition, that no Default or Event of Default has occurred and is continuing.

           2.6 SUSPENSION OF REVOLVING CREDIT. If, at any time or from time to time, any Default or Event of Default has occurred and is continuing:

                     (a) The Agent may suspend the Revolving Credit immediately, in which event, neither the Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                     (b) The Agent may suspend the right of the Lead Borrower to request any Eurodollar Loan or to convert any Base Margin Loan to a Eurodollar Loan.

           2.7 MAKING OF REVOLVING CREDIT LOANS.

                     (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Lead Borrower.

                     (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

                                 (i) The Agent's initiation of the transfer of
                      the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower).

                                 (ii) The charging of the amount of such loan to
                      the Loan Account (in all other circumstances).

                     (c) Except where there has been a final judicial determination (in a proceeding in which the Agent or applicable Revolving Credit Lender has had an opportunity to be heard) that any of the following delays were the result of the Agent's or such Revolving Credit Lenders' gross negligence or willful misconduct, there shall not be any recourse to or liability of the Agent or any Revolving Credit Lender, on account of any delay:

                                 (i) in the making of any loan or advance
                      requested under the Revolving Credit.

                                 (ii) by any bank or other depository
                      institution in treating the proceeds of any such loan or advance as collected funds.

                                 (iii) in the receipt, and/or any loss, of funds
                      which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Lead Borrower.

           2.8       SWINGLINE LOANS.

                     (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.

                     (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.

                     (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2.8(C), annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. At the SwingLine Lender's request, the Borrowers shall execute a replacement of any SwingLine Note which has been lost, mutilated, or destroyed thereof and deliver such replacement to the SwingLine Lender.

                     (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".

                     (e) SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

           2.9       THE LOAN ACCOUNT.

                     (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Agent in which a record shall be kept of all loans and advances made under the Revolving Credit.

                     (b) The Agent shall also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Agent and each Revolving Credit Lender on account of the Liabilities and of all credits against such amounts so owed.

                     (c) All credits against the Liabilities shall be conditional upon final payment to the Agent for the account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Agent or any Revolving Credit Lender or is disgorged for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                     (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                     (e) The Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agent or any Revolving Credit Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and each Borrower's obligations under Section 2.11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.9(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

                     (f) Any statement rendered by the Agent or any Revolving Credit Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by each Loan Party and shall be conclusively binding upon each Loan Party unless the Lead Borrower provides the Agent with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

           2.10 THE REVOLVING CREDIT NOTES. The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of
EXHIBIT 2.10, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, each Borrower shall execute a replacement thereof and deliver such replacement to the Agent.

           2.11      PAYMENT OF THE LOAN ACCOUNT.

                     (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

                     (b) The Borrowers, without notice or demand from the Agent or any Revolving Credit Lender, shall pay the Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

                     (c) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

                     (d) The Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2.11(a) and 2.11(b) against Eurodollar Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Agent's failure to have done so. In no event shall action or inaction taken by the Agent excuse any Borrower from any indemnification obligation under Section 2.11(e).

                     (e) The Loan Parties shall indemnify the Agent and each Revolving Credit Lender and hold the Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                                 (i) Default by any Borrower in payment of the
                      principal amount of or any interest on any Eurodollar Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Eurodollar Loans.

                                 (ii) Default by any Borrower in making a
                      borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                                 (iii) The making of any payment on a Eurodollar
                      Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

           2.12      INTEREST ON REVOLVING CREDIT LOANS.

                     (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2.5) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Eurodollar Loan.

                     (b) Each Revolving Credit Loan which consists of a Eurodollar Loan shall bear interest at the applicable Eurodollar Rate.

                     (c) Subject to, and in accordance with, the provisions of this Agreement, the Lead Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Eurodollar Rate as specified from time to time by the Lead Borrower by notice to the Agent.

                     (d) For ease of reference and administration, each part of the Loan Account which bears interest at the same rate interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

                     (e) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than five (5) Eurodollar Rates applicable to the Revolving Credit Loans at any one time.

                     (f) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                                 (i) On the applicable Interest Payment Date for
                      that Revolving Credit Loan.

                                 (ii) On the Termination Date and on the End
                      Date.

                                 (iii) Following the occurrence of any Event of
                      Default, with such frequency as may be determined by the Agent.

                     (g) Following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Agent or at the instruction of the SuperMajority Lenders at rate which is the aggregate of the rate applicable to Base Margin Loans plus three percent (3%) per annum.

           2.13 REVOLVING CREDIT COMMITMENT FEE. In consideration of the commitment to make loans and advances to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned and the Borrowers shall pay the "REVOLVING CREDIT COMMITMENT FEE" (so referred to herein) in the amount and payable as provided in the Fee Letter.

           2.14 FACILITY FEE. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent the "FACILITY FEE" at the times and in the amounts as set forth the Fee Letter.

           2.15 UNUSED LINE FEE. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent the "UNUSED LINE FEE" (so referred to herein) of 0.375% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Termination Date.

           2.16 EARLY TERMINATION FEE. Except as set forth in the next sentence, in the event that the Termination Date occurs, for any reason (whether by virtue of Acceleration or otherwise), prior to the Maturity Date, then the Borrowers shall pay the Agent, for the ratable benefit of the Lenders, the "EARLY TERMINATION FEE" (so referred to herein)equal to (i) one percent (1%) of the Revolving Credit Ceiling then in effect if the Termination Date shall occur at any time on or before July 17, 2004; (ii) two thirds of one percent (2/3%) of the Revolving Credit Ceiling then in effect if the Termination Date shall occur at any time on or after July 18, 2004 but prior to July 17, 2005; and (iii) one third of one percent (1/3%)of the Revolving Credit Ceiling then in effect if the Termination Date shall occur at any time (other than the Maturity Date) on or after July 18, 2005. Notwithstanding the foregoing, if prior to December 31, 2003 the Lead Borrower has requested the Agent consent to the Proposed Combination and if in accordance with Section 2.25, the Agent shall refuse to grant permission to the Proposed Combination and the Borrowers refinance the Liabilities, in whole but not in part, within sixty (60) days of the Agent's refusal, the Early Termination Fee shall not be payable.

           2.17      CONCERNING FEES.

                     (a) In addition to any other right to which the Agent is then entitled on account thereof, the Agent may assess an additional fee payable by the Borrowers on account of the accommodation, from time to time, by the Agent of the Lead Borrower's request that the Agent depart or dispense with (whether by waiver, consent, amendment, modification or similar action) one or more of the administrative provisions of this Agreement and/or any Borrower's failure to comply with any of such provisions.

                                 (i) By way of non-exclusive example, the Agent
                      may assess a fee on account of an accommodation with respect to any of the following:

                                            (A) The Borrowers' failure to pay
                                 that amount which is necessary so that no OverLoan is outstanding (as required under Section 2.11(b) hereof).

                                            (B) The providing of a loan or
                                 advance under the Revolving Credit or charging of the Loan Account such that an OverLoan is made.

                                            (C) The foreshortening of any of the
                                 time frames with respect to the making of Revolving Credit Loans as set forth in Section 2.5.

                                            (D) The Lead Borrower's failure to
                                 provide a financial statement or report within the applicable time frame provided for such report under Article 5 hereof.

                                 (ii) The inclusion of the foregoing right on
                      the part of the Agent to assess a fee does not constitute an obligation, on the part of the Agent, to waive any provision of this Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Agent's waiver of any breach of this Agreement on account of which such fee was assessed nor a course of action on which any Loan Party may rely.

                     (b) The Loan Parties shall not be entitled to any credit, rebate or repayment of any fee earned by the Agent or any Revolving Credit Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Agent's and any Revolving Credit Lender's respective obligation to make loans and advances hereunder.

           2.18      AGENT'S AND REVOLVING CREDIT LENDERS' DISCRETION.

                     (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Revolving Credit Lender shall be to such Person's reasonable exercise of its judgment, in good faith (which shall be presumed), based upon such information of which that Person then has actual knowledge.

                     (b) In the exercise of such reasonable discretion, the following may be taken into account.

                                 (i) The reasonable anticipation: of a material
                      adverse change to the value of the Collateral; the enforceability of the Agent's Collateral Interests therein; or the amount which the Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection).

                                 (ii) The content, completeness, and accuracy of
                      any report or financial information delivered to the Agent or any Revolving Credit Lender by or on behalf of any Loan Party and the manner by such report or financial information was prepared.

                                 (iii) The existence of circumstances which
                      suggest an increase in the likelihood that any Loan Party may become the subject of a bankruptcy or insolvency proceeding.

                                 (iv) The existence of circumstances suggest
                      that a Default or Event of Default has occurred and is continuing

                     (c) In the exercise of such discretion, the Agent and each Revolving Credit Lender also may take into account any of the following factors:

                                 (i) Those included in, or tested by, the
                      definitions of "Eligible Inventory" and "Cost".

                                 (ii) The current financial and business climate
                      of the industry in which each Loan Party competes (having regard for that Borrower's position in that industry).

                                 (iii) General macroeconomic conditions which
                      have a material effect on the Loan Parties' cost structure.

                                 (iv) Material changes in or to the mix of the
                      Loan Parties' Inventory.

                                 (v) Seasonality with respect to the Loan
                      Parties' Inventory and patterns of retail sales.

                                 (vi) Such other factors as the Agent and each
                      Revolving Credit Lender reasonably determine as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Loan Parties.

                     (d) The burden of establishing the failure of the Agent or any Revolving Credit Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Loan Parties' and may be made only by clear and convincing evidence.

           2.19      PROCEDURES FOR ISSUANCE OF L/C'S.

                     (a) The Lead Borrower may request that the Agent cause the issuance by the Issuer of L/C's for the account of any Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Agent.

                     (b) The Agent will endeavor to cause the issuance of any L/C so requested by the Lead Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in
Section 2.6 and if so issued:

                                 (i) The aggregate Stated Amount of all L/C's
                      then outstanding (after giving effect to the L/C whose issuance is requested), does not exceed $10,000,000.00.

                                 (ii) The expiry of the requested L/C is not
                      later than the earlier of thirty (30) days prior to the Maturity Date or the following:

                                            (A) Standby's: One (1) year from
                                 initial issuance.

                                            (B) Documentary's: Sixty (60) days
                                 from issuance.

                                 (iii) If the expiry of an L/C is later than the
                      Maturity Date, it is 105% cash collateralized at its issuance.

                                 (iv) An OverLoan will not result from the
                      issuance of the subject L/C.

                                 (v) The Borrowing Base would not be exceeded
                      upon issuance of the Requested L/C.

                     (c) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                     (d) There shall not be any recourse to, nor liability of, the Agent or any Revolving Credit Lender on account of

                                 (i) Any delay or refusal by an Issuer to issue
                      an L/C;

                                 (ii) Any action or inaction of an Issuer on
                      account of or in respect to, any L/C.

                     (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Default or Event of Default has occurred and is continuing or such advance would result in an OverLoan. Such


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
action shall not constitute a waiver of the Agent's rights under Section 2.11(b) hereof.

           2.20      FEES FOR L/C'S.

                     (a) The Borrowers shall pay to the Agent the following per annum fees on account of L/C's, the issuance of which had been procured by the Agent, quarterly in arrears, and on the Termination Date and on the End Date, based on the weighted average Stated Amount of L/C's outstanding during the period in respect of which such fee is being paid, except that following the occurrence and during the continuance of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), such fees shall be the respective aggregate of those set forth below plus three percent (3%) per annum.

                                 (i) Documentary L/Cs: The Eurodollar Margin
                      then in effect minus 50 basis points.

                                 (ii) Standby L/Cs: The Eurodollar Margin then
                      in effect.

                     (b) In addition to the fee to be paid as provided in Subsection 2.20(a), above, the Borrowers shall pay to the Agent (or to the Issuer, if so requested by Agent), on demand, all customary issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

                     (c) RESERVED

                     (d) If any change in Applicable Law shall either:

                                 (i) impose, modify or deem applicable any
                      reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                                 (ii) impose on any Issuer any other condition
                      or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2.20(d)(i) or 2.20(d)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Lead Borrower of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. In the absence of manifest error, any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section 2.20(d)(i) or 2.20(d)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Loan Parties.

           2.21      CONCERNING L/C'S.

                     (a) None of the Issuer, the Issuer's correspondents, any Revolving Credit Lender, the Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                                 (i) The performance by any beneficiary under
                      any L/C of that beneficiary's obligations to any Borrower.

                                 (ii) The form, sufficiency, correctness,
                      genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                     (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                     (c) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

                                 (i) Select an advising bank, if any.

                                 (ii) Select a paying bank, if any.

                                 (iii) Select a negotiating bank.

                     (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                     (e) The Agent's, each Revolving Credit Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                     (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Lead Borrower, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/C's will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

                     (g) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                                 (i) Any lack of validity or enforceability or
                      restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                                 (ii) Any Borrower's consent to any amendment or
                      waiver of, or consent to the departure from, any L/C.

                                 (iii) The existence of any claim, set-off,
                      defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.

                                 (iv) Any good faith honoring of a drawing under
                      any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

                     (h) With respect to any documentary L/C, all bills of lading shall be assigned to or in the name of the Issuer, and all originals shall be delivered to the Issuer, all in form and substance as is reasonably requested by the Issuer.

           2.22      CHANGED CIRCUMSTANCES.

                     (a) The Agent may advise the Lead Borrower that the Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:

                                 (i) Adequate and fair means do not exist for
                      ascertaining the rate for Eurodollar Loans.

                                 (ii) The continuation of or conversion of any
                      Revolving Credit Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Agent or any Revolving Credit Lender in good faith with any Applicable Law.

                                 (iii) The indices on which the interest rates
                      for Eurodollar Loans are based shall no longer represent the effective cost to the Agent or any Revolving Credit

                      Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                     (b) In the event that the Agent advises the Lead Borrower of an occurrence described in Section 2.22(a), then, until the Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                                 (i) The obligation of the Agent or each
                      Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                                 (ii) Any notice which the Lead Borrower had
                      given the Agent with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to
                      Section 2.22(a), shall be deemed at the option of the Agent to not having been given.

           2.23      DESIGNATION OF LEAD BORROWER AS LOAN PARTIES' AGENT.

                     (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2.1(d). As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and each Revolving Credit Lender on account of loans and advances so made under the Revolving Credit as if made directly by the Revolving Credit Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any Loan Party.

                     (b) Each Loan Party recognizes that credit available to the Borrowers under the Revolving Credit is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Loan Parties. Consequently, each Loan Party hereby assumes and agrees to fully, faithfully, and punctually discharge all Liabilities of all of the Loan Parties.

                     (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Revolving Credit Loan.

                     (d) The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Lead Borrower shall be deposited into the Operating Account or as otherwise indicated by the Lead Borrower. The Lead Borrower shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Agent nor any Revolving Credit Lender shall have any obligation to see to the application of such proceeds.

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
           2.24      LENDERS' COMMITMENTS

                     (a) Subject to Section 16.1 (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "REVOLVING CREDIT PERCENTAGE COMMITMENT", and "REVOLVING CREDIT DOLLAR COMMITMENT" (respectively so referred to herein) is set forth on EXHIBIT 2.24, annexed hereto. Upon an increase in the Revolving Credit Ceiling in accordance with
Section 2.25, each Revolving Credit Lender's Revolving Credit Percentage Commitment and Revolving Credit Dollar Commitment shall increase pro rata as the result of such increase in the Revolving Credit Ceiling, provided, however the Revolving Credit Ceiling shall not exceed $50,000,000.00.

                     (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan under the Revolving Credit in excess of either of the following:


                                 (i) That Revolving Credit Lender's Revolving
                      Credit Percentage Commitment of the subject loan or advance or of Availability.

                                 (ii) Any loan which, when aggregated with all
                      other loans made by that Revolving Credit Lender under the Revolving Credit and then outstanding, exceed that Revolving Credit Lender's Revolving Credit Dollar Commitment.

                     (c) No Revolving Credit Lender shall have any liability to the Loan Parties on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

                     (d) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders", provided, however unless an Event of Default has occurred (in which event, no consent of any Loan Party is required) any assignment to a Person not then a Revolving Credit Lender shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Agent with written objection, not more than five (5) Business Days after the Agent shall have given the Lead Borrower written notice of a proposed assignment).

                     (e) Upon written notice given the Lead Borrower from time to time by the Agent, of any assignment or allocation referenced in Section 2.24(d):

                                 (i) Each Borrower shall execute one or more
                      replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit

                      Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Loan Party, the Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.

                                 (ii) Such change shall be effective from the
                      effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights and privileges of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.

                     2.25 PROPOSED COMBINATION; REVOLVING CREDIT DOLLAR COMMITMENT INCREASE. Amazing Savings and the Loan Parties have advised the Agent that they are considering implementing a merger or some other business combination (the "PROPOSED COMBINATION") between and among Lead Borrower and Amazing Savings and/or OJSAC and that if such Proposed Combination were to occur, they would desire an increase in the Revolving Credit Dollar Commitments by up to $10,000,000.00. The Loan Parties hereby acknowledge and agree that the consent of the Agent to such Proposed Combination and to any such increase in Revolving Credit Dollar Commitments would be required, and the Agent hereby agrees that its consent shall not be unreasonably withheld provided the following conditions are met to the Agent's reasonable satisfaction:

                     (a) The Lead Borrower shall have given the Agent not less than thirty (30) day's prior written notice of the Proposed Combination, which notice shall provide a detailed description of the proposed new structure as well as the proposed effective date;

                     (b) The Agent shall have conducted such due diligence (including without limitation, commercial finance field examinations, physical inventories and appraisals) with respect to the Amazing Savings Companies as the Agent shall reasonably determine is necessary and the results of same shall be satisfactory in all respects to Agent, and the Agent's legal counsel shall have conducted such due diligence with respect to the Amazing Savings Companies as it shall reasonably deem necessary and the results of same shall be satisfactory to such counsel and the Agent;

                     (c) All agreements, documents and instruments (including, without limitation, merger agreements and charter documents) shall be in form and substance satisfactory to the Agent and its counsel;

                     (d) Agent shall have received a copy of a fairness opinion reasonably acceptable to the Agent with respect to the Proposed Combination issued by a Person reasonably acceptable to the Agent as well as evidence that the Proposed Combination shall have been approved by the Independent Directors (as defined in the Tender Agreement);

                     (e) Agent shall have received opinions of counsel in form and substance satisfactory to the Agent and its counsel covering the matters set forth on EXHIBIT 2.25, annexed hereto;

                     (f) After giving effect to the Proposed Combination, each of the representations made by or on behalf of each Loan Party in this Agreement or in any of the other Loan Documents, and in each agreement, document and instrument executed and delivered in connection with the Proposed Combination by or on behalf of each Loan Party, shall be true and complete in all material respects as of the date as of which such representation or warranty was made;

                     (g) All fees, costs and expenses incurred by the Agent and Lenders in connection with the Proposed Combination (including the fees and expenses of counsel to the Agent) shall comprise Liabilities and shall have been paid in full;

                     (h) The Agent shall have received evidence satisfactory to it that all obligations of the Amazing Savings Companies to BONY shall have been indefeasibly paid in full, the BONY Agreements shall have been terminated and all security interests and other Encumbrances on any assets of the Amazing Savings Companies in favor of BONY shall be terminated, released or satisfied, as the case may be.

                     (i) No Default or Event of Default shall have occurred and be continuing;

                     (j) After giving affect to the Proposed Combination the Agent shall have a first priority perfected security interest in all Collateral subject only to Permitted Encumbrances; and

                     (k) No event shall have occurred or failed to occur, which occurrence or failure would be reasonably likely to have a Material Adverse Effect.

           2.26      TAXES

                     (a) Except as provided in this Section 2.26, any and all payments by each Loan Party hereunder shall be made, in accordance with this
Section 2.26, free and clear of and without deduction for any and all present or future Taxes. If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.26) the Agent, the Revolving Credit Lenders, the SwingLine Lenders or Issuer, as applicable (the foregoing, together with their successors and assigns, each a "CREDIT PARTY"), receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, and (iii) such Loan Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, such Loan Party shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof. In addition, each Loan Party agrees to pay any Other Taxes.

                     (b) Each Loan Party shall jointly and severally indemnify and, within ten (10) days of written demand therefore, pay each Credit Party for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.26) paid by such Credit Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided such written demand sets forth in reasonable detail the basis and calculation of such amount.

                     (c) It is further agreed that:


                                 (i) Each Credit Party, if not a United States
                      person as defined in Section 7701(a)(30) of the IRC (each, a "FOREIGN LENDER"), as to which payments to be made under this Agreement are fully exempt from United States withholding tax under an applicable statute or tax treaty shall provide prior to or on the Closing Date to the Lead Borrower and the Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the Internal Revenue Service or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "CERTIFICATE OF EXEMPTION"). Any Person that is not a United States person as defined in Section 7701(a)(30) of the IRC that seeks to become a Credit Party, shall provide a Certificate of Exemption to the Lead Borrower and the Agent prior to becoming a Credit Party. No Person that is not a United States person as defined in Section 7701(a)(30) of the IRC may become a Credit Party if such Person fails to deliver a Certificate of Exemption as prescribed in this Section 2.26(c)(i) in advance of becoming a Credit Party.

                                 (ii) Each Credit Party that is a United States
                      person as defined in Section 7701(a)(30) of the 1RC (each, a "U.S. LENDER") shall provide prior to or on the Closing Date (or on or prior to the date it becomes a party to this Agreement) to the Lead Borrower and the Agent a properly completed and executed IRS Form W-9 (certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax) or any successor form. Solely for purposes of this Section 2.26, a U.S. Lender shall not include a Credit Party that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii).

                                 (iii) Each Credit Party, from time to time
                      after submitting the forms, certificates or documents referred to in this Section 2.26, shall submit to the Lead Borrower and the Agent such additional duly completed and signed copies of one or more other such forms, certificates or documents (or such successor forms, certificates or other documents as shall be adopted from time to time by the IRS or relevant taxing authorities)
                      (A) on or before the date that any such form, certificate, or document expires or becomes obsolete, (B) after the occurrence of any event requiring a change in the most recent form, certificate or document previously delivered by it to the Lead Borrower and the Agent, (C) from time to time thereafter if reasonably requested by the Lead Borrower or the Agent and (D) as may be appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Credit Party pursuant to this Agreement.

                                 (iv) If any Credit Party determines that it is
                      unable to submit to the Lead Borrower or the Agent any form, certificate or document that such Credit Party is requested to submit pursuant to this Section 2.26, or that it is required to withdraw or cancel any such form, certificate or document, or that any such form, certificate or document previously submitted has otherwise become ineffective or inaccurate, such Credit Party shall promptly notify the Lead Borrower and the Agent, as appropriate, of such fact.

                                 (v) If any Loan Party shall be required
                      pursuant to this Section 2.26 to pay any additional amount to, or to indemnify, any Credit Party to the extent that such Credit Party becomes subject to Taxes subsequent to the Closing Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Credit Party (other than a change in applicable law), including without limitation a change in the residence, place of incorporation, principal place of business of such Credit Party or a change in the branch or lending office of such Credit Party, as the case may be, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any tax, costs or other expense to such Credit Party (other than a tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party; and, provided further, that no Loan Party shall be required to pay such additional amounts with respect to such Taxes if they would not have been incurred but for the failure of such Credit Party to provide to the Lead Borrower or the Agent any form, certificate or document that it was required so to do pursuant to this Section
                      2.26 other than any form, certificate or document required as a result of a change in law.

                     (d) If any Credit Party determines that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification has been paid by a Loan Party pursuant to this Section 2.26 or with respect to any Taxes that have been deducted and paid to a taxing authority pursuant to this
Section 2.26 by a Loan Party, it shall promptly remit such refund (including any interest) to such Loan Party, net of all out-of-pocket expenses of such Credit Party; provided, however, that the Loan Party, upon the request of the such Credit Party agrees promptly to return such refund (plus any interest) to such Credit Party in the event such Credit Party is required to repay such refund to the relevant taxing authority. In addition, such Credit Party shall provide the Lead Borrower with a copy of any notice of assessment from the relevant taxing authority (deleting any confidential information contained therein).

                     (e) Each Credit Party agrees that, upon the occurrence of any event giving rise to the operation of Section 2.26(a) or Section 2.26(b) with respect to such Credit Party, it will, if requested by the Lead Borrower, use reasonable commercial efforts (subject to such Credit Party's overall internal policies of general application) to designate another lending office for any Revolving Credit Loans or L/Cs affected by such event with the object of avoiding the consequences of such event; provided , however, that such designation is made on terms that, in the reasonable judgment of such Credit Party cause such Credit Party to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.26(e) shall affect or postpone any of the obligations of any Loan Party or the rights of any Credit Party pursuant to Section 2.26(a) or Section 2.26(b).

                     (f) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section
2.26 shall survive the payment in full of the Liabilities. Notwithstanding any provision contained herein to the contrary, any indemnity with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, shall be governed solely and exclusively by this Section 2.26.

 ARTICLE 3 -   CONDITIONS PRECEDENT:

           As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, the making of the first loan under the Revolving Credit and/or issuance of the first L/C, each of the documents respectively described in Sections 3.1 through and including 3.4 (each in form and substance satisfactory to the Agent) shall have been delivered to the Agent, and the conditions respectively described in Sections 3.5 through and including
Section 3.13 shall have been satisfied to Agent's satisfaction:

           3.1       CORPORATE DUE DILIGENCE.

                     (a) Certificates of good standing for each Loan Party, respectively issued by the Secretary of State for the state in which that Loan Party is incorporated or otherwise organized.

                     (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of a Loan Party's business conducted or assets owned could require such qualification.

                     (c) Certificates of each Loan Party's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

           3.2 OPINIONS. Opinions of counsel to the Loan Parties in form and substance satisfactory to the Agent which opinions shall cover such matters as Agent shall require including, without limitation, (i) with respect to the Tender Offer, that it has been consummated in accordance with all applicable Requirements of Law and (ii) with respect to the BONY Agreements, that as amended or waived on the date hereof, the consummation of the Tender Offer, the issuance by OJSAC of its Guarantee and the transactions related thereto do not result in a breach of, default under or violation of any such BONY Agreements.

           3.3 ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Agent or its counsel reasonably may require or request including, without limitation, the following:

                     (a) The Revolving Credit Note;

                     (b) The SwingLine Note;

                     (c) The Fee Letter;

                     (d) The Trademark Security Agreement;

                     (e) The Guaranty;

                     (f) The Pledge Agreements;

                     (g) DDA Notices (Section 7.1(a));

                     (h) Blocked Account Agreements (Section 7.1(c));

                     (i) Credit Card Notices (Section 7.2);

                     (j) Customs Brokers Agreements; and

                     (k) Landlord Waivers with respect to the Warehouses.

           3.4 OFFICERS' CERTIFICATES. Certificates executed by the President and the Chief Financial Officer of the Lead Borrower which state that

                     (a) Such officer, acting on behalf of the Loan Parties, has reviewed each of the Loan Documents and has had the benefit of independent counsel (Attorneys Weil, Gotshal & Manges LLP) of the Lead Borrower's selection in connection with the review and negotiation of the Loan Documents. In particular, and without limiting the generality of such review, the following provisions of the Loan Documents have been brought to the attention of the undersigned by such counsel:

                                 (i) The waiver of the right to a trial by jury
                      in connection with controversies arising out of the loan arrangement contemplated by the Loan Documents.

                                 (ii) The designation of, and submission to the
                      exclusive jurisdiction and venue of, certain courts.

                                 (iii) Various other waivers and
                      indemnifications included therein.

                                 (iv) The circumstances under which the
                      Liabilities could be accelerated and the grace periods available with respect to certain Events of Default.

                     (b) The representations and warranties made by the Borrowers to the Agent and the Revolving Credit Lenders in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

           3.5 REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of each Loan Party in this Agreement or in any of the other Loan Documents or in any financial report, statement, document, or paper provided by or on behalf of each Loan Party, shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

           3.6 MINIMUM DAY ONE AVAILABILITY. After giving effect to the first funding under the Revolving Credit; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and all L/ Cs to be issued at, or immediately subsequent to, such establishment, Excess Availability shall be in an amount equal to not less than $9,000,000 (exclusive of any Availability attributable to the Borrowers' obtaining federal or state tax refunds). The Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the then most recent week ended, and executed by a Financial Officer of the Lead Borrower.

           3.7 ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agent) shall have been paid in full.

           3.8 NO DEFAULT. No Default or Event of Default has occurred and is continuing.

           3.9 DUE DILIGENCE. Satisfactory completion of all due diligence by the Agent and Lenders (including, without limitation, commercial finance examinations and appraisals of inventory), and each of the Agent and Lenders is satisfied (in its sole discretion) with the results of such due diligence in all respects.

           3.10 LEGAL DUE DILIGENCE. Completion of the legal due diligence investigation by counsel to each Agent and each Revolving Credit Lender with results satisfactory to each such counsel, Agent and such Revolving Credit Lenders in their sole discretion in all respects.

           3.11 NO MATERIAL ADVERSE CHANGE. No event shall have occurred or failed to occur since April 30, 2003, which occurrence or failure is causing or could cause a Material Adverse Change.


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
           3.12 TENDER OFFER. The Tender Offer shall have been consummated in accordance with the Offer (as defined in the Tender Agreement) and in material compliance with all Requirements of Law and the following conditions shall have been satisfied:

                     (a) Agent and Lenders shall have received evidence satisfactory to them that not less than 66 2/3%, or 50%, as the case may be, of the issued and outstanding voting stock of the Lead Borrower shall have been validly tendered, not subject to withdrawal and accepted for payment and Amazing Savings through OJSAC shall have purchased and/or shall otherwise own and control not less than 66 2/3% of the issued and outstanding voting stock of the Lead Borrower;

                     (b) All persons who were directors of the Lead Borrower immediately prior to the Purchase Date shall have resigned and all the directors of the Lead Borrower shall be Persons designated by Amazing Savings.

                     (c) The Tender Agreement shall be in full force and effect in accordance with its terms, none of the terms and conditions of which shall have been waived, amended, supplemented or other modified except with Agent's prior written consent;

                     (d) Agent shall have received a copy of all securities filings, documents and instruments executed, delivered and/or filed in connection with the Tender Offer on and after June 6, 2003, each certified as being true and correct copies; and

                     (e) Agent shall have received copies of all waivers, amendments, consents and other documents and instruments evidencing the consent of BONY under the BONY Agreements to the grant to the Agent of a first priority and exclusive lien on all of the stock in Lead Borrower purchased by OJSAC pursuant to the Tender Offer and in all of the assets of the Loan Parties (other than with respect to any directly held Foreign Subsidiary of such Loan Parties, more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary that are entitled to vote).

           3.13 BENEFIT OF CONDITIONS PRECEDENT. The conditions set forth in this Article 3 are for the sole benefit of the Agent and each Revolving Credit Lender and may be waived by the Agent in whole or in part without prejudice to the Agent or any Revolving Credit Lender.

No document shall be deemed delivered to the Agent or any Revolving Credit Lender unless delivered to the Agent in accordance with Article 17 hereof at its offices in Boston, Massachusetts and under no circumstances shall this Agreement take effect until so executed and delivered.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

           To induce each Revolving Credit Lender to establish the credit facility contemplated herein, to induce the Revolving Credit Lenders to provide loans and advances under the Revolving Credit and the Issuer to issue L/Cs (each of which loans and L/Cs shall be deemed to have been made or issued in reliance thereupon) the Borrowers, in addition to all other representations, warranties, and covenants made by any Borrower in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

           4.1 PAYMENT AND PERFORMANCE OF LIABILITIES. The Loan Parties shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

           4.2       DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

                     (a) Each Loan Party presently is and hereafter shall remain in good standing under the laws of the State in which it is organized and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Loan Party's assets or operation of its business, such qualification may be necessary, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect.

                     (b) Each Loan Party's respective organizational identification number assigned to it by the State of its incorporation and its respective federal employer identification number is listed on EXHIBIT 4.2, annexed hereto. EXHIBIT 4.2 accurately describes the corporate and/or partnership structure of the Loan Parties and their respective Subsidiaries, including the identity of all equity holders holding more than 5% of the issued and outstanding equity having the right to vote, limited and general partners, or members, as the case may be.

                     (c) No Loan Party shall change its State of organization, any organizational identification number assigned to that Loan Party by that State or that Loan Party s' federal taxpayer identification number, in each case unless at least twenty (20) days' prior written notice is provided to the Agent.

                     (d) Each Subsidiary is listed on EXHIBIT 4.2. The Lead Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be a Subsidiary; provided, however, that this Section shall not be deemed to permit any entity's becoming or ceasing to be a Subsidiary without the Agent's consent, which shall not be unreasonably withheld.

                     (e) Each Loan Party has all requisite power and authority to execute and deliver all Loan Documents to which that Loan Party is a party and has and will hereafter retain all requisite power to perform all Liabilities.

                     (f) The execution and delivery by each Loan Party of each Loan Document to which it is a party; each Loan Party's consummation of the


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
transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Loan Party to secure the Liabilities); each Loan Party's performance under those of the Loan Documents to which it is a party

                                 (i) Have been duly authorized by all necessary
                      action.

                                 (ii) Do not, and will not, contravene in any
                      material respect any provision of any Requirement of Law or obligation of that Loan Party.

                                 (iii) Will not result in the creation or
                      imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Loan Party pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

                     (g) The Loan Documents have been duly executed and delivered by each Loan Party and are the legal, valid and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, or other laws relating to or affecting generally the enforcement of creditor's rights by general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

                     (h) In compliance with Section 1.7 of the Tender Agreement, from and after the Closing Date until the first anniversary thereof, Amazing Savings shall use its reasonable best efforts to ensure that at least two of the members of the board of directors of the Lead Borrower are Independent Directors and, from the first anniversary of the Closing Date until the third anniversary thereof, Amazing Savings shall use its reasonable best efforts to ensure that at least one member of the board of directors of the Lead Borrower is an Independent Director.

           4.3       TRADE NAMES.

                     (a) EXHIBIT 4.3, annexed hereto, is a listing of:

                                 (i) All names under which any Loan Party
                      conducted its business within the past five (5) years.

                                 (ii) All Persons with whom any Loan Party
                      consolidated or merged, or from whom any Loan Party acquired in a single transaction or in a series of related transactions substantially all of such Person's assets, in each case within the last five (5) years.

                     (b) The Lead Borrower will provide the Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Loan Party's name from that under which that Loan Party is conducting its business at the execution of this Agreement.


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
           4.4       INFRASTRUCTURE.

                     (a) Each Loan Party owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Loan Party's conduct of that Loan Party's business, except where the failure to possess such intellectual or proprietary information would be reasonably likely to have a Material Adverse Effect.

                     (b) The conduct by each Loan Party of that Loan Party's business does not presently infringe (nor will any Loan Party conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person, except where such infringement would be reasonably likely to have a Material Adverse Effect.

           4.5       LOCATIONS; TITLE TO ASSETS; ACQUISITIONS.

                     (a) The Collateral, and the books, records, and papers of each Loan Party pertaining thereto, are kept and maintained solely at those locations which are listed on EXHIBIT 4.5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Loan Party owns the subject location) and of all service bureaus with which any such records are maintained.

                     (b) No Loan Party shall remove any of the Collateral from those locations listed on EXHIBIT 4.5 except for the following purposes:

                                 (i) To accomplish sales, returns, transfers and
                      other dispositions of Inventory in the ordinary course of business.

                                 (ii) To move Inventory from one such location
                      to another such location.

                                 (iii) To utilize such of the Collateral as is
                      removed from such locations in the ordinary course of business (such as motor vehicles).

                     (c) No Loan Party will execute any lease, commit to, or become legally obligated to, open any additional Retail Stores except in accordance with the Business Plan, plus up to five (5) additional Retail Stores in any Fiscal Year, and unless each of the following conditions is satisfied with respect thereto:

                                 (i) Such commitment or obligation is in the
                      ordinary course of business.

                                 (ii) Such commitment or obligation is not, and
                      does not result in, a violation of any other Section of this Agreement.

                                 (iii) Not less than thirty (30) days' prior
                      written notice of the opening of the subject Store is given to the Agent.


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
                                 (iv) The Loan Parties have used reasonable
                      efforts to obtain a landlord's waiver from the landlord of the subject store, which waiver is in form reasonably satisfactory to the Agent.

                                 (v) The Agent shall have a first priority
                      perfected security interest in all Collateral located at any time in such Retail Store, subject only to Permitted Encumbrances.

                     (d) The Loan Parties shall use reasonable efforts to provide the Agent with Landlord Waivers or subordinations, in a form reasonably satisfactory to the Agent, for each Loan Party's locations in any of the Landlord States. The Agent may establish an Availability Reserve for each such location as to which such a waiver is not so delivered, which Availability Reserve shall be reduced or eliminated upon delivery of a waiver for such location.

                     (e) Except as otherwise disclosed pursuant to, or permitted by, this Section 4.5, and except for goods in the control of a customs broker who has entered into a Customs Brokers Agreement, no tangible personal property of any Loan Party is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

                     (f) EXHIBIT 4.5(E) is a schedule of all carriers, consolidators and customs brokers employed by the Loan Parties for the transport of goods in the ordinary course of the business. The Loan Parties shall not employ any other carriers, consolidators or customs brokers unless (i) the Lead Borrower has provided the Agent with thirty (30) days prior notice thereof and
(ii) such carrier, consolidator or customs broker has executed and delivered to the Agent a Customs Broker Agreement.

                     (g) Notwithstanding anything to the contrary herein or in any other Loan Document, at no time shall (i) OJSAC, except in connection with the Proposed Combination, own any property or assets of any kind other than stock of Lead Borrower, (ii) Lead Borrower own any property or assets of any kind other than stock of Odd-Job Acquisition Corp., (iii) Odd Job Trading Corp. own any property or assets of any kind other than general partnership interests in HIA Trading Associates, (iv) MZ Trademark, LLC own any assets other then the trademarks which it owns on the Closing Date or (v) MZ Put JV, LLC, Oxford Products Co. or Oxford Imports Co. at any time own any assets or engage in any business of any kind.

           4.6       ENCUMBRANCES.

                     (a) The Loan Parties are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances other than any Permitted Encumbrance.

                     (b) No Loan Party has, and none shall have, possession of any property on consignment to that Loan Party.


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
                     (c) No Loan Party shall acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                                 (i) Equipment which is merely incidental to the
                      conduct of that Loan Parties' business.

                                 (ii) Equipment, the acquisition or right to use
                      of which has been consented to by the Agent, which consent may be conditioned upon the Agent's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Agent.

           4.7 INDEBTEDNESS. The Loan Parties do not and shall not hereafter have any Indebtedness other than Permitted Indebtedness.

           4.8 INSURANCE.

                     (a) EXHIBIT 4.8, annexed hereto, is a schedule of all insurance policies owned by the Loan Parties or under which any Loan Party is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Loan Party is in default or violation of any such policy.

                     (b) The Loan Parties shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as is sufficient and as is customarily carried by businesses of comparable size and character.

                     (c) All insurance carried by the Loan Parties shall provide for a minimum of sixty (60) days' prior written notice of cancellation to the Agent and all such insurance which covers the Collateral shall

                                 (i) Include an endorsement in favor of the
                      Agent, which endorsement shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Loan Party or by the failure of any Loan Party to comply with any warranty or condition of the policy.

                                 (ii) Not include an endorsement in favor of any
                      other Person.

                     (d) The coverage reflected on EXHIBIT 4.8 presently satisfies the foregoing requirements, it being recognized by each Loan Party, however, that such requirements may change hereafter to reflect changing circumstances.

                     (e) Upon the Agent's request, the Lead Borrower shall furnish the Agent from time to time with certificates or other evidence satisfactory to the Agent regarding compliance by the Loan Parties with the foregoing requirements.

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
                     (f) In the event of the failure by a Loan Party to maintain insurance as required herein, the Agent, at its option, may obtain such insurance at the expense of the Loan Parties; provided, however, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Loan Parties' failure to have maintained such insurance.

                     (g) The Lead Borrower shall advise the Agent of each claim in excess of $100,000.00 made by any Loan Party under any policy of insurance which covers the Collateral and following the occurrence of an Event of Default, will permit the Agent, at the Agent's option in each instance, to the exclusion of the Loan Parties, to conduct the adjustment of each such claim. Each Loan Party hereby appoint the Agent as its attorney in fact to obtain, adjust, settle, and cancel any insurance described in this Section and to endorse in favor of the Agent any and all drafts and other instruments with respect to such insurance; such appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent. The Agent shall not be liable on account of any exercise pursuant to said power except where there has been a final judicial determination (in a proceeding in which the Agent had an opportunity to be heard) that such exercise was conducted in a grossly negligent manner or in willful misconduct. The (i) Agent shall apply any proceeds of such insurance with respect to Inventory, against the Liabilities, whether or not such have matured, in the order set forth in Section 12.4 or 13.6 hereof, as applicable and (ii) Lead Borrower may retain any proceeds of such insurance with respect to Collateral other than Inventory for replacement of such Collateral; provided, however, that notwithstanding the foregoing, after the occurrence and during the continuance of a Default or Event of Default, all proceeds of insurance with respect to all Collateral shall be applied by the Agent in accordance with clause (i) of this sentence.

           4.9 LICENSES. Each license, distributorship, franchise, and similar agreement issued to, or to which any Loan Party is a party and which is material to the conduct of such Loan Party's business, taken as a whole, is in full force and effect. No party to any such license or agreement is in default or violation thereof. No Loan Party has received any notice or threat of cancellation of any such license or agreement.

           4.10 LEASES. EXHIBIT 4.10, annexed hereto, is a schedule of all presently effective Capital Leases. (Exhibit 4.5 includes a list of all other presently effective Leases). Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease where such default or violation would not be reasonably likely to have a Material Adverse Effect. No Loan Party has received any notice or threat of cancellation of any such Lease or Capital Lease. Each Loan Party hereby authorizes the Agent at any time and from time to time to contact any of such Loan Party's respective landlords in order to confirm the Loan Party's continued compliance with the terms and conditions of the Lease(s) between the subject Loan Party and that landlord and to discuss such issues, concerning the subject Loan Party's occupancy under such Lease(s), as the Agent may determine.

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
           4.11 REQUIREMENTS OF LAW. Each Loan Party is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance would not be reasonably likely to have a Material Adverse Effect. No Loan Party has received any notice of any violation of any Requirement of Law (other than of a violation which would not reasonably be expected to have a Material Adverse Effect), which violation has not been cured or otherwise remedied.

           4.12      LABOR RELATIONS.

                     (a) Except as set forth on EXHIBIT 4.12, annexed hereto, no Loan Party has been, and none is presently a party to any collective bargaining or other labor contract.

                     (b) There is not presently pending and, to any Loan Party's knowledge, there is not threatened any of the following (any of which, individually, or in the aggregate, is reasonably likely to result in a Material Adverse Effect):

                                 (i) Any strike, slowdown, picketing, work
                      stoppage, or employee grievance process.

                                 (ii) Any proceeding against or affecting any
                      Loan Party relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Loan Party, which, if determined adversely to that Loan Party would be reasonably likely to have a Material Adverse Effect.

                                 (iii) Any lockout of any employees by any Loan
                      Party (and no such action is contemplated by any Loan Party).

                                 (iv) Any application for the certification of a
                      collective bargaining agent.

                     (c) No event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute which could reasonably be expected to have a Material Adverse Effect.

                     (d) Each Loan Party:

                                 (i) Has complied with all Applicable Law
                      relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, other than any such non-compliance which is reasonably likely to have a Material Adverse Effect.

                                 (ii) Is not liable for the payment of a
                      material amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Loan Party's failure to comply with any Applicable Law referenced in Section 4.12(d)(i).


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
           4.13 MAINTAIN PROPERTIES. Each Loan Party shall:

                     (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                     (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                     (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                     (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                                 (i) The sale of Inventory in compliance with
                      this Agreement. (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of any Loan Party.
                      (iii) Permitted Dispositions. (iv) The turning over to the Agent of all Receipts as provided herein.

           4.14      TAXES.

                     (a) With respect to the Loan Party's federal, state, and local tax liability and obligations:

                                 (i) The Lead Borrower, in material compliance
                      with all Applicable Law, has properly filed all federal tax returns and all material state and local tax returns due to be filed up to the date of this Agreement.

                                 (ii) Except as described on EXHIBIT 4.14:

                                            (A) At no time has any Loan Party
                                 received from any taxing authority any request to perform any examination of or with respect to any Loan Party nor any other written or verbal notice in any way relating to any claimed failure by any Loan Party to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes.

                                            (B) No agreement is extant which
                                 waives or extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                                            (C) No issue has been raised in any
                                 tax examination of any Loan Party which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.


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
                     (b) Each Loan Party has, and hereafter shall: (i) paid or pay, as applicable, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Loan Party or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Loan Party or by any Governmental Authority, unless such Loan Party shall be contesting such payment in good faith by appropriate proceedings and shall have created proper reserves therefor in accordance with GAAP; (ii) except where the failure to timely file would not be reasonably likely to have a Material Adverse Effect, timely file all tax and other returns and other reports with each Governmental Authority to whom any Loan Party is obligated to so file; (iii) properly exercise any trust responsibilities imposed upon any Loan Party by reason of withholding from employees' pay or by reason of any Loan Party's receipt of sales tax or other funds for the account of any third party; and (iv) timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Loan Party.

           4.15 NO MARGIN STOCK. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

           4.16      ERISA.

                     (a) Neither any Loan Party nor any ERISA Affiliate has ever:

                                 (i) Violated or failed to be in full compliance
                      with any Loan Party's Employee Benefit Plan.

                                 (ii) Failed timely to file all reports and
                      filings required by ERISA to be filed by any Loan Party.

                                 (iii) Engaged in any nonexempt "prohibited
                      transactions" or "reportable events" (respectively as described in ERISA).

                                 (iv) Engaged in, or committed, any act such
                      that a tax or penalty reasonably could be imposed upon any Loan Party on account thereof pursuant to ERISA.

                                 (v) Accumulate any material cumulative funding
                      deficiency within the meaning of ERISA.

                                 (vi) Terminated any Employee Benefit Plan such
                      that a lien could be asserted against any assets of any Loan Party on account thereof pursuant to ERISA.

                                 (vii) Been a member of, contributed to, or have
                      any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

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(any of which, individually, or in the aggregate, is reasonably likely to result in a Material Adverse Effect).

                     (b) Neither any Loan Party nor any ERISA Affiliate shall ever engage in any action of the type described in Section 4.16(a).

           4.17      HAZARDOUS MATERIALS.

                     (a) No Loan Party has ever:

                                 (i) Been legally responsible for any release or
                      threat of release of any Hazardous Material which could reasonably be expected to have a Material Adverse Effect ; or

                                 (ii) Received notification of any release or
                      threat of release of any Hazardous Material from any site or vessel occupied or operated by a Loan Party and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel which could reasonably be expected to have a Material Adverse Effect .

                     (b) The Loan Parties shall:

                                 (i) Dispose of any Hazardous Material only in
                      compliance with all Environmental Laws; and

                                 (ii) Not store on any site or vessel occupied
                      or operated by the Loan Parties and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Loan Parties' business and is in compliance with all Environmental Laws.

                     (c) The Lead Borrower shall provide the Agent with written notice upon obtaining knowledge of any incurrence of any expense or loss by any Governmental Authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss any Loan Party may be liable and which could reasonably be expected to have a Material Adverse Effect.

           4.18 LITIGATION. Except as described in EXHIBIT 4.18, annexed hereto, there is not presently pending or threatened by or against any Loan Party any suit, action, proceeding, or investigation which, if determined adversely to any Loan Party, would be reasonably likely to result in a Material Adverse Effect.

           4.19 DIVIDENDS. INVESTMENTS. CORPORATE ACTION. No Loan Party shall:

                     (a) Pay any cash dividend or make any other distribution in respect of any class of that Loan Party's capital stock, partnership or membership interests or other equity.


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                     (b) Make any payment on account of any Indebtedness other
than (i) payment of the Liabilities and (ii) so long as no Default or Event of Default has occurred, in accordance with and subject to the subordination agreement, payment of Subordinated Indebtedness on and after the date, if any, on which the Proposed Combination has occurred.

                     (c) Own, redeem, retire, purchase, or acquire any of any Loan Party's capital stock, partnership or membership interests or other equity.

                     (d) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person other than a Permitted Investment.

                     (e) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity except in connection with the Proposed Combination.

                     (f) Consolidate any of that Loan Party's operations with those of any other Person except in connection with the Proposed Combination

                     (g) Organize or create any Subsidiary.

                     (h) Subordinate any debts or obligations owed to that Loan Party by any third party to any other debts owed by such third party to any other Person.

                     (i) Acquire any assets other than in the ordinary course and conduct of that Loan Party's business as conducted at the execution of this Agreement and subject to Section 4.5 hereof.

           4.20 LOANS. No Loan Party shall make any loans or advances to, nor acquire the Indebtedness of, any Person; provided, however, the foregoing does not prohibit any of the following:

                     (a) Advance payments made to that Loan Party's suppliers in the ordinary course.

                     (b) Advances to that Loan Party's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Loan Party, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by that Loan Party.

           4.21 PROTECTION OF ASSETS. The Agent, in the Agent's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Agent may reasonably deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which


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finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner. The Loan Parties shall pay to the Agent, on demand, or the Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Agent pursuant to this Section 4.21.

           4.22 LINE OF BUSINESS. No Loan Party shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

           4.23 AFFILIATE TRANSACTIONS. No Loan Party shall make any payment, nor give any value to any Affiliate that is not a Loan Party except (i) with respect to Subordinated Indebtedness to the extent permitted by Section 4.19 and
(ii) for goods and services actually purchased by that Loan Party from, or sold by that Loan Party to, such Affiliate for a price and on terms which shall

                     (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                     (b) be no less favorable to that Loan Party than those which would have been charged and imposed in an arms length transaction.

           4.24      FURTHER ASSURANCES.

                     (a) No Loan Party is the owner of, nor has it any interest in, any property or asset which would not be subject to a perfected Collateral Interest in favor of the Agent (subject only to Permitted Encumbrances) to secure the Liabilities (other than with respect to stock in a Foreign Subsidiary representing more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary that are entitled to vote).

                     (b) No Loan Party will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances), other than with respect to stock in a Foreign Subsidiary representing more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary that are entitled to vote.

                     (c) Each Loan Party shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Collateral. Each Loan Party shall execute all such instruments as may be required by the Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

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                     (d) Each Loan Party hereby designates the Agent as and for that Loan Party true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Agent's Collateral Interests in the Collateral.

                     (e) This Agreement constitutes an authenticated record which authorizes the Agent to file such financing statements as the Agent determines as appropriate to perfect or protect the Collateral Interests created by this Agreement.

                     (f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4.24 shall be sufficient for filing to perfect the security interests granted herein.

           4.25      ADEQUACY OF DISCLOSURE.

                     (a) All financial statements furnished to the Agent and to each Revolving Credit Lender by each Loan Party have been prepared in accordance with GAAP consistently applied and present fairly the condition of such Loan Party at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). Except as caused by the consummation of the Tender Offer, there has been no change in the Consolidated financial condition, results of operations, or cash flows of the Loan Parties since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                     (b) No Loan Party has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Loan Parties' Consolidated financial statements furnished to the Agent and to each Revolving Credit Lender prior to the execution of this Agreement.

                     (c) No document, instrument, agreement, or paper now or hereafter given to the Agent or to any Revolving Credit Lender by or on behalf of any Loan Party or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agent and to each Revolving Credit Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Loan Party which has, or which, in the foreseeable future could have, a Material Adverse Effect which has not been disclosed in writing to the Agent and to each Revolving Credit Lender.

           4.26 NO RESTRICTIONS ON LIABILITIES. No Loan Party shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Loan Party's:

                     (a) Creation of, and granting of Collateral Interests in favor of the Agent.

                     (b) Incurrence of Liabilities;


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provided, however, that in no event shall a Loan Party be required to pledge with respect to any directly held Foreign Subsidiary more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary that are entitled to vote.

           4.27 OTHER COVENANTS. No Loan Party shall indirectly do or cause to be done any act which, if done directly by that Loan Party, would breach any covenant contained in this Agreement.


 ARTICLE 5 -  FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

           5.1       MAINTAIN RECORDS. The Loan Parties shall:

                     (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Loan Parties' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Loan Parties at the close of, and the results of operations for, the periods in question.

                     (b) Timely provide the Agent (and, if otherwise required or requested hereunder, any Revolving Credit Lender) with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Loan Parties at the close of, and the results of operations for, the period(s) covered therein.

                     (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                     (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Agent and instruct such accountants to fully cooperate with, and be available to, the Agent to discuss the Loan Parties' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agent.

                     (e) Not change any Loan Party's fiscal year.

           5.2       ACCESS TO RECORDS.

                     (a) Each Loan Party shall accord the Agent with reasonable access from time to time as the Agent may require to all properties owned by or over which any Loan Party has control. The Agent shall have the right, and each Loan Party will permit the Agent from time to time as Agent may request, with reasonable advance notice and during normal business hours, to examine, inspect, copy, and make extracts from any and all of such Loan Party's books, records, electronically stored data, papers, and files. Each Loan Party shall make all of that Loan Party's copying facilities available to the Agent.

                     (b) Each Loan Party hereby authorizes the Agent to:

                                 (i) Inspect, copy, duplicate, review, cause to
                      be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Loan Party's financial condition, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent with respect thereto.

                                 (ii) Verify at any time the Collateral or any
                      portion thereof, including, verification with Account Debtors (after and during the continuance of an Event of Default), and/or with each Loan Party's computer billing companies, collection agencies, and accountants and, after and during the continuance of an Event of Default, to sign the name of each Loan Party on any notice to each Loan Party's Account Debtors or verification of the Collateral.

                     (c) The Agent from time to time may designate one or more representatives to exercise the Agent's rights under this Section 5.2 as fully as if the Agent were doing so.

           5.3       IMMEDIATE NOTICE TO AGENT.

                     (a) The Lead Borrower shall provide the Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                                 (i) Any change in any Loan Party's president,
                      chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

                                 (ii) Any ceasing of any Loan Party's making of
                      payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments which could not be reasonably expected to have a Material Adverse Effect).

                                 (iii) Any failure by any Loan Party to pay rent
                      at any of that Loan Party's locations, which failure continues for more than three (3) days following the expiration of any applicable grace period and which could reasonably be expected to have a Material Adverse Effect.

                                 (iv) Any Material Adverse Change.

                                 (v) The occurrence of any Default or Event of
                      Default.

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                                 (vi) Any intention on the part of any Loan
                      Party to discharge that Loan Party's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5.1(d)).

                                 (vii) Any litigation which, if determined
                      adversely to any Loan Party, could reasonably be expected to have a Material Adverse Effect.

                                 (viii) The completion of any physical count of
                      all or a material portion of the Loan Parties' Inventory (together with a copy of the results thereof certified by the Lead Borrower).

                     (b) The Lead Borrower shall:

                                 (i) Provide the Agent, when so distributed,
                      with copies of any materials distributed to the shareholders of the Lead Borrower.

                                 (ii) Provide the Agent:

                                            (A) When filed, copies of all
                                 filings with the SEC including, without
                                 limitation, all reports on Forms 10-K and 10-Q.

                                            (B) When received, copies of all
                                 correspondence from the SEC, other than routine non-substantive general communications from the SEC.

                                 (iii) Upon the Agent's request, add the Agent
                      as an addressee on all mailing lists maintained by or for each Loan Party.

                                 (iv) At the reasonable request of the Agent,
                      from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                                 (v) Provide the Agent, when received by any
                      Loan Party, with a copy of any management letter or similar communications from any accountant of any Loan Party.

                                 (vi) Provide the Agent immediately with notice
                      of all resignations, removals, appointments and other changes with respect to the identity of the Persons on the board of directors of Lead Borrower.

           5.4 BORROWING BASE CERTIFICATE. The Lead Borrower shall provide the Agent by 11:30 a.m. on each Business Day with a Borrowing Base Certificate (in the form of EXHIBIT 5.4 as such form may be revised from time to time by the Agent), reflecting the Loan Parties' inventory and accounts receivable condition as set forth on the then most recent Borrowing Base Certificate provided pursuant to Section 5.5 hereof (or more recent date, if requested by the Agent). Such Certificate shall be signed by an Authorized Officer and may be sent to the Agent by facsimile or email (with electronic signature) transmission.

           5.5 WEEKLY REPORTS. Weekly, on Wednesday of each week (as of the then immediately preceding Saturday) the Lead Borrower shall provide the Agent with a sales audit report, a flash sales report and Borrowing Base Certificate (each in


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such form as may be specified from time to time by the Agent) and a Summary of the Loan Parties' stock ledgers (by department). Such report may be sent to the Agent by facsimile or email (with electronic signature) transmission, provided that the original thereof is forwarded to the Agent on the date of such transmission.

           5.6       MONTHLY REPORTS.

                     (a) Monthly, the Lead Borrower shall provide the Agent with original counterparts of the following (each in such form as the Agent from time to time may specify):

                                 (i) Within fifteen (15) days of the end of the
                      previous month:

                                            (A) A "Stock Ledger Inventory
                                 Reports" and a Certificate (signed by the Lead Borrower's Authorized Officer) concerning the Loan Parties' Inventory.

                                            (B) A Merchandise Management Report
                                 on which is shown whether inventory levels are adequate to meet sales forecasts.

                                            (C) Purchase Report.

                                            (D) Inventory Certificate.

                                 (ii) Within thirty (30) days of the end of the
                      previous month:

                                            (A) Reconciliation of the above
                                 described Stock Ledger Inventory Report and
                                 Certificate to Availability and to the general ledger as of the end of the subject month.

                                            (B) A Gross Margin Reconciliation.

                                            (C) A report listing all Retail
                                 Store locations and the total number of Retail Stores.

                                            (C) The Officer's Compliance
                                 Certificate described in Section 5.9, a copy of which shall be sent by the Lead Borrower to the Agent.

                                            (E) An internally prepared financial
                                 statement of the Loan Parties' financial condition and the results of operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store specific, divisional and on a Consolidated basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, a copy of which shall be sent by the Lead Borrower to the Agent, and shall be certified by the Lead Borrower's chief financial officer or chief operating officer as fairly presenting the financial position of the Loan Parties in accordance with GAAP (subject to year-end audit adjustments).

                                            (G) Inventory Aging Report.

                                            (H) Open to Buy Report.

                                            (I) Comparative Sales Report for the
                                 Retail Stores.


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                                            (J) Accrued Expenses Report.

                     (b) For purposes of Section 5.6(a)(i) and (a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be June 2003.

           5.7 QUARTERLY REPORTS. Quarterly, within forty five (45) days following the end of each of the Loan Party's fiscal quarters, the Lead Borrower shall provide the Agent with the following:

                     (a) An original counterpart of a management prepared Consolidated financial statement of the Loan Parties for the period from the beginning of the Loan Parties' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a Consolidated basis and, if requested by the Agent, on a store specific basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

                     (b) The officer's compliance certificate described in
Section 5.9

                     (c) A schedule of purchases from the Loan Parties' ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.

           5.8       ANNUAL REPORTS.

                     (a) Annually, within ninety (90) days following the end of the Loan Parties' fiscal year, the Lead Borrower shall furnish the Agent with the following:

                                 (i) An original signed counterpart of the Loan
                      Parties' Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Lead Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, cash flows, and schedules of consolidation.

                                 (ii) The officer's compliance certificate
                      described in Section 5.9.

                     (b) No later than the earlier of fifteen (15) days prior to the end of each of the Loan Parties' fiscal years or the date on which such accountants commence their work on the preparation of the Loan Parties' Consolidated annual financial statement, the Lead Borrower shall give written


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notice to such accountants (with a copy of such notice, when sent, to the Agent)
that:

                                 (i) Such annual financial statement will be
                      delivered by the Lead Borrower to the Agent (for subsequent distribution to each Revolving Credit Lender).

                                 (ii) It is the primary intention of the Lead
                      Borrower, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.

                                 (iii) The Lead Borrower has been advised that
                      the Agent and each Revolving Credit Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

                     (c) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountants to believe that a Default or Event of Default has occurred and is continuing (or if a Default or Event of Default has occurred and is continuing, the facts and circumstances thereof).

           5.9 OFFICERS' CERTIFICATES. The Lead Borrower shall cause either the Lead Borrower's President or its Chief Financial Officer, in each instance, to provide such Person's Certificate with those monthly financial statements to be provided within thirty (30) days of the end of each month and with those to be provided quarterly and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                     (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the Consolidated financial condition of the Loan Parties at the close of, and the results of the Loan Parties' operations and cash flows for, the period(s) covered, subject, however to the following:

                                 (i) Usual year end adjustments (this exception
                      shall not be included in the Certificate which accompanies such annual statement).

                                 (ii) Material Accounting Changes (in which
                      event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5.12.

                     (b) Indicate either that (i) no Default or Event of Default has occurred and is continuing or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.

                     (c) Include calculations concerning the Loan Parties' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5.12 hereof.


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           5.10      INVENTORIES, APPRAISALS, AND AUDITS.

                     (a) The Agent, at the expense of the Loan Parties, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of any Loan Party.

                     (b) The Loan Parties, at their own expense, shall cause at least one (1) physical inventory to be undertaken in each twelve (12) month period during which this Agreement is in effect conducted by such inventory takers as are satisfactory to the Agent and following such methodology as may be satisfactory to the Agent.

                                 (i) The Lead Borrower shall provide the Agent
                      with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Loan Party) within ten (10) days following the completion of such inventory.

                                 (ii) The Lead Borrower, within thirty (30) days
                      following the completion of such inventory, shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Loan Party) and shall post such results to the Loan Parties' stock ledger and, as applicable to the Loan Parties' other financial books and records.

                                 (iii) The Agent, in its discretion, if any
                      Default or Event of Default has occurred and is continuing, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Loan Parties).

                     (c) The Agent may obtain appraisals of the Collateral, from time to time (in all events, at the Loan Parties' expense) conducted by such appraisers as are satisfactory to the Agent.

                     (d) The Agent contemplates conducting up to four (4) commercial finance field examinations (in each event, at the Borrowers' expense) of the Loan Parties' books and records during any twelve (12) month period during which this Agreement is in effect. In the Agent's discretion, the Agent may undertake additional commercial finance field examinations during such period in its discretion which shall be at its own expense unless a Default or Event of Default shall have occurred and be continuing in which event each shall be at the Borrowers' expense.

           5.11      ADDITIONAL FINANCIAL INFORMATION.

                     (a) In addition to all other information required to be provided pursuant to this Article 5, the Lead Borrower promptly shall provide the Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Loan Parties, the Collateral, the operation of the Loan Parties' business, and the Loan Parties' financial condition, including


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original counterparts of financial reports and statements, as the Agent may from time to time request from the Lead Borrower.

                     (b) The Lead Borrower may provide the Agent, from time to time hereafter, with updated forecasts of the Loan Parties' anticipated performance and operating results.

                     (c) In all events, the Lead Borrower, no later than thirty
(30) days prior to the end of each of the Loan Parties' fiscal years, shall provide the Agent with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each Consolidated (with consolidating schedules) and each prepared in conformity with GAAP and consistent with the Loan Parties' then current practices.

                     (d) The Agent, following the receipt of any of such forecast, may, but shall not be under any obligation to, provide its written approval of such forecast (in which event, such forecast shall become the Business Plan) and if it provides such written approval, may by written notice to the Lead Borrower, extend or revise the financial performance covenants included on EXHIBIT 5.12(A), annexed hereto.

                     (e) In the event that the Agent does not provide its approval with respect to the updated and extended forecast to be provided at year-end pursuant to Section 5.11(c), above, then the terms and conditions of
Section 5.12(c) shall be applicable.

                     (f) Each Loan Party recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Agent may obtain, develop, or receive with respect to the Loan Parties are confidential to the Agent and that, except as otherwise provided herein, no Loan Party is entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

                     (g) The Lead Borrower shall provide the Agent with copies of any filings it makes with the SEC in addition to Form 10-Q's and 10-K's.

           5.12      FINANCIAL PERFORMANCE COVENANTS.

                     (a) Subject to Section 5.12(b) hereof, on and after the Closing Date, the Borrowers shall not permit Excess Availability at any time to be less than seven percent (7%) of the Borrowing Base.

                     (b) On and after such date (the "INITIAL FINANCIAL COVENANT DATE"), if any, as (i) the Proposed Combination shall have been consummated,
(ii) a Business Plan shall have been approved by the Agent in accordance with
Section 5.11(d) and (iii) the Agent and Lead Borrower shall have agreed to financial performance covenants which shall be set forth on EXHIBIT 5.12(A) hereto,(x) the Loan Parties shall observe and comply with those financial


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performance covenants set forth on such EXHIBIT 5.12(A) and (y) the Borrowers shall not permit Excess Availability at any time to be less than five percent (5%) of the Borrowing Base.

                     (c) In the event that at any time after the Initial Financial Covenant Date (i) the Agent, in accordance with Section 5.11(d) above, does not provide its approval with respect to any updated and extended forecast; or (ii) the Agent and Lead Borrower shall not have agreed to extend, modify, or revise the financial performance covenants set forth on EXHIBIT 5.12(A) hereto, then the existing financial performance covenants set forth on EXHIBIT 5.12(A) shall cease to be of any further force and effect and the Borrowers shall not permit Excess Availability at any time thereafter to be less than seven percent (7%) of the Borrowing Base. Notwithstanding the foregoing, if anytime thereafter
(i) a Business Plan shall have been approved by the Agent in accordance with
Section 5.11(d) and (ii) the Agent and Lead Borrower shall have agreed to financial performance covenants which shall be set forth on an amended EXHIBIT 5.12(A),(x) the Loan Parties shall observe and comply with those financial performance covenants set forth on such amended EXHIBIT 5.12(A) and (y) the Borrowers shall not permit Excess Availability at any time to be less than five percent (5%) of the Borrowing Base.

                     (d) Compliance with financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Agent may determine the Loan Parties' compliance with such covenants based upon financial reports and statements provided by the Lead Borrower to the Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Agent.

 ARTICLE 6 -  USE OF COLLATERAL:

           6.1       USE OF  INVENTORY COLLATERAL.

                     (a) No Loan Party shall engage in any of the following with respect to its Inventory:

                                 (i) Any sale other than

                                            (A) for fair consideration in the
                                 conduct of the Loan Parties' business in the ordinary course or,

                                            (B) a Permitted Disposition.

                                 (ii) Sales or other dispositions to creditors.

                                 (iii) Sales or other dispositions in bulk
                      (other than as part of a Permitted Disposition).

                                 (iv) Sales of any Collateral in breach of any
                      provision of this Agreement.


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                     (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Loan Parties' customary return policy applicable to the return of inventory purchased by the Loan Parties' retail customers in the ordinary course, such Inventory may be returned to a Loan Party without the consent of the Agent.

           6.2 INVENTORY QUALITY. All Inventory now owned or hereafter acquired by each Loan Party is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

           6.3 ADJUSTMENTS AND ALLOWANCES. Each Loan Party may grant such allowances or other adjustments to that Loan Party's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Agent's prior written consent in each instance) as that Loan Party may reasonably deem to accord with sound business practice, provided, however, following the occurrence of an Event of Default, the authority granted the Loan Parties pursuant to this Section 6.3 may be limited or terminated by the Agent at any time in the Agent's discretion.

           6.4       VALIDITY OF ACCOUNTS.

                     (a) The amount of each Account shown on the books, records, and invoices of the Loan Parties represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Loan Parties.

                     (b) No Loan Party has any knowledge of any impairment of the validity or collectability of any of the Accounts. The Lead Borrower shall notify the Agent of any such impairment immediately after any Loan Party becomes aware of any such impairment.

                     (c) No Loan Party shall post any bond to secure any Loan Party's performance under any agreement to which any Loan Party is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Loan Party (other than to the Agent) in the event of any Loan Party's failure so to perform.

           6.5 NOTIFICATION TO ACCOUNT DEBTORS. The Agent shall have the right following the occurrence of an Event of Default to notify any of the Loan Parties' Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral.


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 ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

           7.1       DEPOSITORY ACCOUNTS.

                     (a) Annexed hereto as EXHIBIT 7.1(A) is a listing of all present DDAs, which listing includes the following with respect to each depository: (i) the name and address of the depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                     (b) The Lead Borrower shall deliver the following to the Agent, as a condition to the effectiveness of this Agreement:

                                 (i) Notification, executed on behalf of each
                      Loan Party, to each depository institution with which any DDA is maintained (other than any Exempt DDA and any Blocked Account), in the form of EXHIBIT 7.1(B), annexed hereto, of the Agent's interest in such DDA.

                                 (ii) A Blocked Account Agreement with any
                      depository institution at which either of the following conditions applies:

                                            (A) The Operating Account and
                                 another DDA is maintained.

                                            (B) A Blocked Account is maintained.

                     (c) No Loan Party will establish any DDA hereafter (other than an Exempt DDA) unless, contemporaneous with such establishment, the Lead Borrower delivers the following to the Agent:

                                 (i) Notification to the depository at which
                      such DDA is established if the same would have been required pursuant to Section 7.1(b)(i) if the subject DDA were open at the execution of this Agreement.

                                 (ii) A Blocked Account Agreement executed on
                      behalf of the depository at which such DDA is established if the same would have been required pursuant to Section 7.1(b)(ii)(B) if the subject DDA were open at the execution of this Agreement.

           7.2       CREDIT CARD RECEIPTS.

                     (a) Annexed hereto as EXHIBIT 7.2(A), is a Schedule which describes all arrangements to which any Loan Party is a party with respect to the payment to that Loan Party of the proceeds of credit card charges for sales by that Loan Party.

                     (b) The Lead Borrower shall deliver to the Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of each Loan Party, to each of each Loan Party's credit card clearinghouses and processors, written notice in the form of 0EXHIBIT 7.2(B), annexed hereto, which provides that payment of all credit card charges submitted by that Loan Party to that clearinghouse or other processor and any other amount payable to that Loan Party by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Agent. No Loan Party shall change such


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direction or designation except upon and with the prior written consent of the
Agent.

           7.3       THE CONCENTRATION, COLLECTION AND OPERATING ACCOUNTS.

                     (a) The following accounts have been or will be established (and are so referred to herein):

                                 (i) The "CONCENTRATION ACCOUNT" (so referred to
                      herein): Established by the Agent with Fleet.

                                 (ii) The "OPERATING ACCOUNT" (so referred to
                      herein): Established by the Lead Borrower with Fleet.

                     (b) The contents of each DDA (other than the Operating Account) and of each Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Agent's property.

                     (c) The Loan Parties shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

           7.4       PROCEEDS AND COLLECTIONS.

                     (a) All Receipts and all cash proceeds of any sale or other disposition (including, without limitation, any Permitted Disposition) of any of each Loan Party's assets:

                                 (i) Constitute Collateral and proceeds of
                      Collateral.

                                 (ii) Shall be held in trust by the Loan Parties
                      for the Agent.

                                 (iii) Shall not be commingled with any of any
                      Loan Party's other funds.

                                 (iv) Shall be deposited and/or transferred only
                      from a DDA to a Blocked Account.

                     (b) Whether or not any Liabilities are then outstanding, the Lead Borrower shall cause the ACH or wire transfer to the Concentration Account, not less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account), of the following:

                                 (i) The then contents of each DDA (other than
                      any Exempt DDA and other than the Operating Account), including each Blocked Account, each such transfer to be net of any minimum balance, not to exceed $5000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained.

                                 (ii) The proceeds of all credit card charges
                      not otherwise provided for pursuant hereto.


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Telephone advice (confirmed by written notice) shall be provided to the Agent on each Business Day on which any such transfer is made.

                     (c) In the event that, notwithstanding the provisions of this Section 7.4, any Loan Party receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Loan Party for the Agent and shall not be commingled with any of that Loan Party's other funds or deposited in any account of any Loan Party other than as instructed by the Agent.

           7.5       PAYMENT OF LIABILITIES.

                     (a) On each Business Day, the Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) first, towards the SwingLine Loans and second, towards the unpaid balance of the Loan Account and all other Liabilities; provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made one
(1) Business Day after such transfer.

                     (b) The following rules shall apply to deposits and payments under and pursuant to this Section 7.5:

                                 (i) Funds shall be deemed to have been
                      deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Agent by 2:00 p.m. on that Business Day.

                                 (ii) Funds paid to the Agent, other than by
                      deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00 p.m. on that Business Day.

                                 (iii) If notice of a deposit to the
                      Concentration Account (Section 7.5(b)(i)) or payment (Section 7.5(b)(ii)) is not available to the Agent until after 2:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day.

                                 (iv) All deposits to the Concentration Account
                      and other payments to the Agent are subject to clearance and collection.

                     (c) The Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7.5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that


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                                 (i) any Default or Event of Default has
                      occurred and is continuing; and

                                 (ii) one or more L/C's are then outstanding,

then the Agent may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Lead Borrower on the End Date provided that no Event of Default has occurred and is continuing or (ii) applied towards the Liabilities following the occurrence of any Event of Default described in Section 10.11 or acceleration following the occurrence of any other Event of Default.

           7.6 THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Lead Borrower upon, and other disbursements shall be made by the Lead Borrower solely from, the Operating Account.

 ARTICLE 8 - GRANT OF SECURITY INTEREST:

           8.1 GRANT OF SECURITY INTEREST. To secure the Loan Parties' prompt, punctual, and faithful performance of all and each of the Liabilities, each Loan Party hereby grants to the Agent, for the ratable benefit of the Revolving Credit Lenders, a continuing security interest in and to, and assigns to the Agent, for the ratable benefit of the Revolving Credit Lenders, the following, and each item thereof (other than with respect to stock in a Foreign Subsidiary representing more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary that are entitled to vote), whether now owned or now due, or in which that Loan Party has an interest, or hereafter acquired, arising, or to become due, or in which that Loan Party obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

           (a)        All Accounts and accounts receivable.
           (b)        All Inventory.
           (c)        All General Intangibles.
           (d)        All Equipment.
           (e)        All Goods.
           (f)        All Fixtures.
           (g)        All Chattel Paper.
           (h)        All Letter-of-Credit Rights.
           (i)        All Payment Intangibles.
           (j)        All Commercial Tort Claims
           (k)        All Supporting Obligations.
           (l) All books, records, and information relating to the Collateral and/or to the operation of each Loan Party's business, and all rights of access to such books, records,


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                      and information, and all property in which such books,
                      records, and information are stored, recorded, and maintained.
           (m)        All Leasehold Interests.
           (n) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.
           (o) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. (8.1(a) through 8.1(n)) or otherwise.
           (p) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8.1(a) through 8.1(o)), including the right of stoppage in transit.

           8.2       EXTENT AND DURATION OF SECURITY INTEREST.

                     (a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Loan Party to the Agent and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full.

                     (b) It is intended that the Collateral Interests created herein extend to and cover all assets of each Loan Party (other than with respect to stock in a Foreign Subsidiary representing more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary that are entitled to vote).

8.3         PERFECTION OF SECURITY INTERESTS.

                     (a) The Loan Parties irrevocably and unconditionally authorize the Agent to file at any time and from time to time such financing statements with respect to the Collateral naming the Agent or its designee as the secured party and Loan Parties as debtors, as Agent may require, and including any other information with respect to the Loan Parties or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as the Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. The Loan Parties hereby ratify and approve all financing statements naming the Agent or its designee as secured party and Loan Parties as debtors with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of the Agent prior to the date hereof and ratifies and confirms the authorization of the Agent to file such financing statements (and amendments, if any). The Loan Parties hereby authorize Agent to adopt on behalf of Loan Parties any symbol required for authenticating any electronic filing. In no event shall the Loan Parties at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any


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financing statement (or amendment or continuation with respect thereto) naming
Agent or its designee as secured party and Loan Parties as debtors.

                     (b) No Loan Party has any chattel paper (whether tangible or electronic) or instruments with a value in excess of $100,000 as of the date hereof, except as set forth in the EXHIBIT 8.3(B). In the event that any Loan Party shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Loan Party or the Lead Borrower shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of such Loan Party (including by any agent or representative), such Loan Party or the Lead Borrower shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Loan Party or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, such Loan Party or the Lead Borrower shall, or Agent may at any time on behalf of such Loan Party, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Fleet Retail Finance, Inc., as Agent for certain Revolving Credit Lenders and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                     (c) In the event that any Loan Party shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Loan Party or the Lead Borrower shall promptly notify Agent thereof in writing. Promptly upon the Agent's request, such Loan Party or the Lead Borrower shall take, or cause to be taken, such actions as the Agent may reasonably request to give the Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                     (d) No Loan Party owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or has any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in EXHIBIT 8.3(D).

                                 (i) In the event that any Loan Party shall be
                      entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Loan Party or the Lead Borrower shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any Loan Party are uncertificated and are issued to any Loan Party or its


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                      nominee directly by the issuer thereof, such Loan Party
                      shall immediately notify Agent thereof and shall, as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of such Loan Party or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

                                 (ii) No Loan Party shall, directly or
                      indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of a Loan Party to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Loan Party is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Loan Party or the Lead Borrower shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, a control agreement with respect thereto duly authorized, executed and delivered by such Loan Party or the Lead Borrower and such securities intermediary or commodity intermediary, and in form acceptable to the Agent or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

                     (e) No Loan Party is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in EXHIBIT 8.3(E). In the event that any Loan Party shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Loan Party or the Lead Borrower shall promptly notify Agent thereof in writing. Such Loan Party or the Lead Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Loan Party and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or
(ii) cause Agent to become, at such Loan Party's expense, the transferee


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beneficiary of the letter of credit, banker's acceptance or similar instrument
(as the case may be).

                     (f) No Loan Party has any commercial tort claims as of the date hereof, except as set forth in EXHIBIT 8.3(F). In the event that any Loan Party shall at any time after the date hereof have any commercial tort claims, such Loan Party or the Lead Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Loan Party to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Loan Party to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent otherwise provided herein or otherwise arising by the execution by Loan Parties of this Agreement, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and Loan Parties as debtors, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Loan Parties shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

                     (g) Loan Parties shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Loan Party's signature thereon is required therefor,
(ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, and (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.


 ARTICLE 9 - AGENT AS ATTORNEY-IN-FACT:

           9.1 APPOINTMENT AS ATTORNEY-IN-FACT. Each Loan Party hereby irrevocably constitutes and appoints the Agent (acting through any officer of the Agent) as that Loan Parties' true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of that Loan Party, but


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for the sole benefit of the Agent and the Revolving Credit Lenders. The rights and powers granted the Agent by this appointment include but are not limited to the right and power to:

                     (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                     (b) Sign change of address forms to change the address to which each Loan Party's mail is to be sent to such address as the Agent shall designate; receive and open each Loan Party's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of the Lead Borrower, or other legal representative of a Loan Party whom the Agent determines to be the appropriate person to whom to so turn over such mail.

                     (c) Endorse the name of the relevant Loan Party in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Loan Party on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                     (d) Sign the name of the relevant Loan Party on any notice to that Loan Party's Account Debtors or verification of the Receivables Collateral; sign the relevant Loan Party's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                     (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Loan Party is a beneficiary.

                     (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Loan Party.

                     (g) Use, license or transfer any or all General Intangibles of each Loan Party.

           9.2 NO OBLIGATION TO ACT. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9.1 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Loan Party for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific


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finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


 ARTICLE 10 -  EVENTS OF DEFAULT:

           The occurrence of any event described in this Article 10 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10.11, any and all Liabilities shall become due and payable without any further act on the part of the Agent. Upon the occurrence of any other Event of Default, the Agent may, and upon the instruction of the applicable Lenders pursuant to Article 14 hereof shall, declare any and all Liabilities immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Revolving Credit Lender and any Loan Party and instruments and papers heretofore, now, or hereafter given the Agent or any Revolving Credit Lender by any Loan Party.

           10.1 FAILURE TO PAY THE REVOLVING CREDIT. The failure by any Loan Party to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit.

           10.2 FAILURE TO MAKE OTHER PAYMENTS. The failure by any Loan Party to pay when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Revolving Credit.

           10.3 FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by any Loan Party to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of Sections 4.3(b), 4.5, 4.6, 4.7, 4.8, 4.14, 4.19, 4.20, 4.23, 5.12, 6.1 or
Article 7.

           10.4 FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).

                     (a) The failure by the Lead Borrower to provide the financial statements and reports required by Sections 5.4 through and including
5.9 of this Agreement within the applicable grace period, if available as provided below, or when due if no such grace period is then available:

----------------- ----------------------------------- ------------------------ -----------------------

      5.4                   Borrowing Base                    2 days            4 times during term
                                                                                    of Agreement
----------------- ----------------------------------- ------------------------ -----------------------

      5.5                   Weekly Reports                    2 days            4 times during term
                                                                                    of Agreement
----------------- ----------------------------------- ------------------------ -----------------------


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
----------------- ----------------------------------- ------------------------ -----------------------

      5.6                  Monthly Reports                    10 days           4 times during term
                                                                                    of Agreement
----------------- ----------------------------------- ------------------------ -----------------------

      5.7                 Quarterly Reports                   10 days           4 times during term
                                                                                    of Agreement
----------------- ----------------------------------- ------------------------ -----------------------


                     (b) The failure by the Loan Parties, upon thirty (30) days' written notice by the Agent (at the direction of the SuperMajority Lenders) to the Lead Borrower, to cure the Loan Parties' failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 10.1, 10.2, 10.3, or 10.4(a), above.

           10.5 MISREPRESENTATION. The determination by the Agent that any representation or warranty at any time made by any Loan Party to the Agent or any Revolving Credit Lender was not true or complete in all material respects when given.

           10.6      ACCELERATION OF OTHER DEBT. BREACH OF LEASE.

                     (a) The occurrence of any event such that any Indebtedness of any Loan Party in excess of $100,000.00 to any creditor other than the Agent or any Revolving Credit Lender could be accelerated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

                     (b) The occurrence of any of the following with respect to Leases on which any Loan Party is the lessee or is obligated:

                                 (i) An aggregate of more than $100,000.00 in
                      base rent is then overdue.

                                 (ii) Default and the expiry of any applicable
                      grace period with respect to Leases of ten percent (10) or more of the Retail Stores.

                                 (iii) Default and the expiry of any applicable
                      grace period of any Lease of any Warehouse or distribution center.

           10.7 DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach of any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between the Agent or any Revolving Credit Lender and any Loan Party or instrument given by any Loan Party to the Agent or any Revolving Credit Lender and the expiry, without cure, of any applicable grace period (notwithstanding that the subject Agent or Revolving Credit Lender may not have exercised all or any of its rights on account of such breach or default).

           10.8 COLLATERAL. (a) The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.


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
                     (b) Any Lien purported to be created hereunder or under any other Loan Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required hereby or by the applicable Loan Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents.

           10.9      ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.

                     (a) The service of process upon the Agent or any Revolving Credit Lender or any Participant or any bank at which there is a Blocked Account seeking to attach, by trustee, mesne, or other process, any funds of any Loan Party on deposit with, or assets of any Loan Party in the possession of, the Agent or that Revolving Credit or such Participant or bank at which there is a Blocked Account in excess of $100,000 or, which, with respect to any such attachment of funds or assets of less than $100,000, is not timely contested in good faith by such Loan Party by appropriate proceedings, or if so contested, is not dismissed within thirty (30) days.

                     (b) The entry of any judgment in excess of $100,000 against any Loan Party, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

                     (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Loan Party of its business in the ordinary course.

           10.10 BUSINESS FAILURE. Any act by, against, or relating to any Loan Party, or its property or assets, which act constitutes the determination, by any Loan Party, to initiate a program of partial liquidation (except of Inventory in the ordinary course of business) or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Loan Party's property unless contested by such Loan Party in good faith by appropriate proceedings and such appointment is not terminated within sixty (60 ) days of such filing; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Loan Party, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Loan Party; the offering by or entering into by any Loan Party of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Loan Party; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Loan Party which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Loan Party of the liquidation or winding up of all or any part of any Loan Party's business or operations.

           10.11 BANKRUPTCY. The failure by any Loan Party to generally pay the debts of that Loan Party as they mature; adjudication of bankruptcy or insolvency relative to any Loan Party; the entry of an order for relief or similar order with respect to any Loan Party in any proceeding pursuant to the


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Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Loan Party initiating any matter in which any Loan Party is or may be granted any relief from the debts of that Loan Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Loan Party initiating any matter in which that Loan Party is or may be granted any relief from the debts of that Loan Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Loan Party by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

           10.12 INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, any Loan Party or any member of any Loan Party's senior management, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Loan Party and/or the imposition of any stay or other order, which would reasonably be expected to have a Material Adverse Effect.

           10.13 RESERVED.

           10.14 TERMINATION OF GUARANTY. The termination of the Guaranty by any Guarantor except as otherwise permitted hereunder.

           10.15 CHALLENGE TO LOAN DOCUMENTS.

                     (a) Any challenge by or on behalf of any Loan Party through legal process to the validity of any Loan Document or the applicability or enforceability of any Loan Document in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                     (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

           10.16 KEY EXECUTIVES. The death, disability or failure of both Key Executives at any time to exercise that authority and discharge those management responsibilities with respect to the Lead Borrower as are exercised and discharged by such Persons at the execution of this Agreement unless replaced within sixty (60) days of such occurrence with a Person reasonably acceptable to Agent.

           10.17 CHANGE IN CONTROL. Any Change in Control.


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 ARTICLE 11 -  RIGHTS AND REMEDIES UPON DEFAULT:

           11.1 ACCELERATION. Upon the occurrence of any Event of Default as described in Section 10.11, all Liabilities shall be immediately due and payable. Upon the occurrence of any Event of Default other than as described in
Section 10.11, the Agent may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Agent shall) declare all Liabilities to be immediately due and payable and may exercise all of the Agent's Rights and Remedies as the Agent from time to time thereafter determines as appropriate.

            11.2 RIGHTS OF ENFORCEMENT. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Agent shall have all and each of the following rights and remedies:

                     (a) In addition to the rights to do so granted under other sections of this Agreement and other Loan Documents, to give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Agent.

                     (b) In addition to the rights to do so granted under other sections of this Agreement and other Loan Documents, to give notice to any customs broker of any Loan Party to follow the instructions of the Agent as provided in any written agreement or undertaking of such broker in favor of the Agent.

                     (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                     (d) To take possession of all or any portion of the Collateral.

                     (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.

                     (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                     (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                     (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.


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
           11.3      SALE OF COLLATERAL.

                     (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.

                     (b) The Agent, in the exercise of the Agent's rights and remedies upon the occurrence of an Event of Default, may conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Loan Party. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Loan Party nor any Person claiming under or in right of any Loan Party shall have any interest therein.

                     (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Lead Borrower such notice as may be practicable under the circumstances), the Agent shall give the Lead Borrower at least ten (10) days prior notice, by authenticated record, of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Loan Party agrees that such written notice shall satisfy all requirements for notice to that Loan Party which are imposed under the UCC or other applicable law with respect to the exercise of the Agent's rights and remedies upon the occurrence of an Event of Default.

                     (d) The Agent and any Revolving Credit Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

                     (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Agent.

                     (f) The Agent shall apply the proceeds of the Agent's exercise of its rights and remedies upon the occurrence of an Event of Default pursuant to this Article 11 in accordance with Sections 13.6 and 13.7.

           11.4 OCCUPATION OF BUSINESS LOCATION. In connection with the Agent's exercise of the Agent's rights under this Article 11, the Agent may enter upon, occupy, and use any premises owned or occupied by each Loan Party, and may exclude each Loan Party from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to the Loan Parties. In no event shall the Agent be liable to any Loan Party for use or occupancy by


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the Agent of any premises pursuant to this Article 11, nor for any charge (such as wages for any Loan Party's employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies.

           11.5 GRANT OF NONEXCLUSIVE LICENSE. Each Loan Party hereby grants to the Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which any Loan Party now or hereafter has rights, such license being with respect to the Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

           11.6 ASSEMBLY OF COLLATERAL. The Agent may require any Loan Party to assemble the Collateral and make it available to the Agent at such Loan Party's sole risk and expense at a place or places which are reasonably convenient to both the Agent and the Lead Borrower.

           11.7 RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the" AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.


 ARTICLE 12 - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

           12.1 REVOLVING CREDIT FUNDING PROCEDURES. Subject to Section 12.2:

                     (a) The Agent shall advise each Revolving Credit Lender, no later than 2:00 p.m. on a date on which any Revolving Credit Loan (other than a SwingLine Loan) is to be made. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

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
                     (b) Subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Agent.

           12.2      SWINGLINE LOANS.

                     (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Agent.

                     (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

                                 (i) At any time and from time to time, the
                      SwingLine Lender may advise the Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

                                 (ii) At the initiation of a Liquidation, the
                      then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

In either such event, the Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 12.1.

                     (c) The SwingLine Lender, in separate capacities, may also be the Agent and a Revolving Credit Lender.

                     (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

                                 (i) Except as otherwise specifically provided
                      in the relevant Section, any distribution pursuant to
                      Section 13.6.

                                 (ii) Determination of whether the requisite
                      Revolving Credit Lenders have Consented to action requiring such Consent.

           12.3      AGENT'S COVERING OF FUNDINGS:

                     (a) Each Revolving Credit Lender shall make available to the Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Percentage Commitment of the following:

                                 (i) Each Revolving Credit Loan, up to the
                      maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

                                 (ii) Up to the maximum amount of that Revolving
                      Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

                     (b) In all circumstances, the Agent may:

                                 (i) Assume that each Revolving Credit Lender,
                      subject to Section 12.3(a), timely shall make available to the Agent that Revolving Credit Lender's Revolving Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to Section 12.1 and shall make available, to the extent not "covered" by a Revolving Credit Loan, that Revolving Credit Lender's Revolving Credit Percentage Commitment of any honoring of an L/C.

                                 (ii) In reliance upon such assumption, make
                      available the corresponding amount to the Loan Parties.

                                 (iii) Assume that each Revolving Credit Lender
                      timely shall pay, and shall make available, to the Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

                     (c) In the event that, in reliance upon any of such assumptions, the Agent makes available, a Revolving Credit Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "DELINQUENT REVOLVING CREDIT Lender") fails to provide to the Agent within One (1) Business Day of written notice of such failure, then:

                                 (i) The amount which had been made available by
                      the Agent is an " AGENT'S COVER" (and is so referred to herein).

                                 (ii) All interest paid by the Borrowers on
                      account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Agent's Cover shall be retained by the Agent until the Agent's Cover, with interest, has been paid.

                                 (iii) The Delinquent Revolving Credit Lender
                      shall pay to the Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Agent's Cover in respect of that Delinquent Revolving Credit Lender

                                 (iv) The Agent shall have succeeded to all
                      rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then


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
                      participating. For purposes of distributions to be made pursuant to Section 12.4(a) (which relates to ordinary course distributions) or Section 13.6 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Agent to the extent to which the Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

                                 (v) Subject to Subsection 12.3(c)(iv), the
                      Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Agent any interest to which the Agent is then entitled on account of Section 12.3(c)(ii), above.

                     (d) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

                     (e) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Agent the aggregate of the following:

                               (i) The Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Agent in accordance with Subsection 12.3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.
                               Plus

                               (ii) The aggregate of the amount payable under Subsection 12.3(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).
                               Plus

                               (iii) All such costs and expenses as may be incurred by the Agent in the enforcement of the Agent's rights against such Delinquent Revolving Credit Lender.

           12.4 ORDINARY COURSE DISTRIBUTIONS. Unless the provisions of Section
13.6 (which relates to distributions in the event of a Liquidation) become operative in accordance with such Section:

                     (a) On such day as may be set from time to time by the Agent (or more frequently at the Agent's option) the Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

                     (b) The Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective ratable share of interest payments on the Revolving Credit Loans when actually received and


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collected by the Agent (excluding the one (1) Business Day for settlement provided for in Section 7.5(a), which shall be for the account of the Agent only). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Agent has distributed to that Revolving Credit Lender its ratable share thereof.

                     (c) The Agent shall distribute fees paid on account of the Revolving Credit, as follows:

                                 (i) Facility Fee (Section 2.14)

                                 (ii) L/C fees (Section 2.20(a)): Pro-Rata to
                      the Revolving Credit Lenders.

                                 (iii) Unused Line Fee (Section 2.15): Pro-Rata
                      to the Revolving Credit Lenders.

                                 (iv) Revolving Credit Commitment Fee (Section
                      2.13) : As provided in separate letter agreements with the respective Revolving Credit Lenders.

                                 (v) Early Termination Fee (Section 2.16) :
                      Pro-Rata to the Revolving Credit Lenders.

                     (d) No Revolving Credit Lender shall have any interest in, or right to receive any part of any interest which reflects "float" as described in the proviso included in Section 7.5(a). Any such float shall be for the account of the Agent only.

                     (e) No Revolving Credit Lender shall have any interest in, or right to receive any part of, the Facility Fee to be paid by the Borrowers to the Agent pursuant to this Agreement.

                     (f) Any amount received by the Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

                     (g) Each distribution pursuant to this Section 12.4 is subject to Section 12.3(c), above.


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
 ARTICLE 13 - ACCELERATION AND LIQUIDATION:


           13.1      ACCELERATION NOTICES

                     (a) The Agent may give the Revolving Credit Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

                     (b) The SuperMajority Lenders may give the Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Revolving Credit Lenders are received by the Agent within a period of five (5) consecutive Business Days.

           13.2 ACCELERATION Unless stayed by judicial or statutory process, the Agent shall Accelerate the Liabilities on account of the Revolving Credit within a commercially reasonable time following:

                     (a) The Agent's giving of an Acceleration Notice to the Revolving Credit Lenders as provided in Section 13.1(a).

                     (b) The Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 13.1(b).

           13.3 INITIATION OF LIQUIDATION Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Agent within a commercially reasonable time following Acceleration of Liabilities on account of the Revolving Credit.

           13.4      ACTIONS AT AND  FOLLOWING INITIATION OF LIQUIDATION

                     (a) At the initiation of a Liquidation:

                                 (i) The unpaid principal balance of the
                      SwingLine Loan (if any) shall be converted, pursuant to
                      Section 12.2(b)(ii), to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

                                 (ii) The Agent and the Revolving Credit Lenders
                      shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

                     (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Loan Parties, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.


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
           13.5      AGENT'S CONDUCT OF LIQUIDATION

                     (a) Any Liquidation shall be conducted by the Agent, with the advice and assistance of the Revolving Credit Lenders.

                     (b) The Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

                     (c) The Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Agent determines as appropriate under the circumstances.

                     (d) The Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Agent or any Revolving Credit Lender) unless indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take that course of action or action plan.

                     (e) Each Revolving Credit Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

           13.6      DISTRIBUTION OF LIQUIDATION PROCEEDS:

                     (a) The Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Agent in the exercise of rights as a secured creditor of the Loan Parties and prior claims which the Agent anticipates may need to be paid.

                     (b) The Agent shall distribute the net proceeds of Liquidation in accordance with the relative priorities set forth in Section 13.7.

                     (c) Each Revolving Credit Lender, on the written request of the Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agent and/or any Nominee, pro-rata, for any cost or expense reasonably incurred by the Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Agent.

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
           13.7      RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION

                     (a) All distributions of proceeds of a Liquidation shall be net of payment over to the Agent as reimbursement for all reasonable third party costs and expenses incurred by the Agent and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 13.6(a).

                     (b) The proceeds of a Liquidation, net of those amounts described in Section 12.3(c)(iv), shall be distributed based on the following priorities:

                               (i) To the SwingLine Lender, on account of any SwingLine loans not converted to Revolving Credit Loans pursuant to
                                          Section 13.4(a)(i); and then
                               (ii) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to the unpaid principal balance of the Revolving Credit; and then
                               (iii) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to accrued interest on the Revolving Credit; and then
                               (iv) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to those fees distributable hereunder to the Revolving Credit Lenders; and then
                               (v) To any Delinquent Revolving Credit Lenders, pro-rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to Sections 13.7(b)(ii), 13.7(b)(iii), 13.7(b)(iv) ; and then
                               (vi)       To any other Liabilities.

 ARTICLE 14 - THE AGENT:

                     14.1      APPOINTMENT OF THE AGENT

                     (a) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Agent" hereunder and under the Loan Documents.

                     (b) Each Revolving Credit Lender authorizes the Agent:

                                 (i) To execute those of the Loan Documents and
                      all other instruments relating thereto to which the Agent is a party.

                                 (ii) To take such action on behalf of the
                      Revolving Credit Lenders and to exercise all such powers as are expressly delegated to the Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.


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           14.2      RESPONSIBILITIES OF AGENT

                     (a) The Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Revolving Credit Lender except for those expressly set forth in this Agreement.

                     (b) Neither the Agent nor any of its Affiliates shall be responsible to any Revolving Credit Lender for any of the following:

                                 (i) Any recitals, statements, representations
                      or warranties made by any Loan Party or any other Person.

                                 (ii) Any appraisals or other assessments of the
                      assets of any Loan Party or of any other Person responsible for or on account of the Liabilities.

                                 (iii) The value, validity, effectiveness,
                      genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

                                 (iv) Any failure by any Loan Party or any other
                      Person (other than the Agent) to perform its obligations under the Loan Documents.

                     (c) The Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

                     (d) Neither the Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

                     (e) The Agent shall not have any responsibility in any event for more funds than the Agent actually receives and collects.

                     (f) The Agent, in its separate capacity as a Lender, shall have the same rights and powers hereunder as any other Lender.

           14.3      CONCERNING DISTRIBUTIONS BY THE AGENT

                     (a) The Agent in the Agent's reasonable discretion based upon the Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

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
                     (b) The Agent may disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Revolving Credit Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Agent the sum paid to that person.

                     (c) If, in the opinion of the Agent, the distribution of any amount received by the Agent might involve the Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agent may refrain from making distribution until the Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

                     (d) The proceeds of any Revolving Credit Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Revolving Credit Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Revolving Credit Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 13.7.

                     (e) Each Revolving Credit Lender recognizes that the crediting of the Loan Parties with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Agent to any Revolving Credit Lender.

                     (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid or disgorged or (y) those Lenders adversely affected thereby determine to effect such repayment or disgorgement, then each Revolving Credit Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Revolving Credit Lender's pro-rata share of the amount so adjudged or determined to be repaid or disgorged.

           14.4 DISPUTE RESOLUTION: Any dispute among the Revolving Credit Lenders and/or the Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Revolving Credit Lender hereto hereby submits.

           14.5 DISTRIBUTIONS OF NOTICES AND OTHER DOCUMENTS The Agent will forward to each Revolving Credit Lender, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Lead Borrower pursuant to Article 5 of this Agreement, other than any of the following:

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                     (a) Routine communications associated with requests for
Revolving Credit Loans and/or the issuance of L/C's.

                     (b) Routine or nonmaterial communications.

                     (c) Any notice or document required by any of the Loan Documents to be furnished to the Revolving Credit Lenders by the Lead Borrower.

                     (d) Any notice or document of which the Agent has knowledge that such notice or document had been forwarded to the Revolving Credit Lenders other than by the Agent.

           14.6      CONFIDENTIAL INFORMATION

                     (a) Each Revolving Credit Lender will maintain, as confidential, all of the following:

                                 (i) Proprietary approaches, techniques, and
                      methods of analysis which are applied by the Agent in the administration of the credit facility contemplated by this Agreement.

                                 (ii) Proprietary forms and formats utilized by
                      the Agent in providing reports to the Revolving Credit Lenders pursuant hereto, which forms or formats are not of general currency.

                                 (iii) The results of financial examinations,
                      reviews, inventories, analysis, appraisals, and other information concerning, relating to, or in respect of any Loan Party and prepared by or at the request of, or furnished to any of, the Revolving Credit Lenders by or on behalf of the Agent.

                     (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities (including, without limitation, taxing authorities) having jurisdiction over any party to this Agreement. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein shall not apply to the tax structure or tax treatment of the transactions contemplated by the Loan Documents, and each party hereto (and any employee, representative or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of such transactions and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any Person and shall not include information for which non-disclosure is reasonably necessary in order to comply with applicable securities laws.

           14.7 RELIANCE BY AGENT The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Revolving Credit Lenders.

           14.8      NON-RELIANCE ON AGENT AND OTHER REVOLVING CREDIT LENDERS

                     (a) Each Revolving Credit Lender represents to all other Revolving Credit Lenders and to the Agent that such Revolving Credit Lender:


                                 (i) Independently and without reliance on any
                      representation or act by Agent or by any other Revolving Credit Lender, and based on such documents and information as that Revolving Credit Lender has deemed appropriate, has made such Revolving Credit Lender's own appraisal of the financial condition and affairs of the Loan Parties and decision to enter into this Agreement.

                                 (ii) Has relied upon that Revolving Credit
                      Lender's review of the Loan Documents by that Revolving Credit Lender and by counsel to that Revolving Credit Lender as that Revolving Credit Lender deemed appropriate under the circumstances.

                     (b) Each Revolving Credit Lender agrees that such Revolving Credit Lender, independently and without reliance upon Agent or any other Revolving Credit Lender, and based upon such documents and information as such Revolving Credit Lender shall deem appropriate at the time, will continue to make such Revolving Credit Lender's own appraisals of the financial condition and affairs of the Loan Parties when determining whether to take or not to take any discretionary action under this Agreement.

                     (c) The Agent, in the discharge of that Agent's duties hereunder, shall not

                                 (i) Be required to make inquiry of, or to
                      inspect the properties or books of, any Person.

                                 (ii) Have any responsibility for the accuracy
                      or completeness of any financial examination, review, inventory, analysis, appraisal, and other information concerning, relating to, or in respect of any Loan Party and prepared by or at the request of, or furnished to any of, the Revolving Credit Lenders by or on behalf of the Agent.

                     (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Revolving Credit Lenders by the Agent hereunder (as to which, see Section 14.5), the Agent shall not have any affirmative duty or responsibility to provide any Revolving Credit Lender


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
with any credit or other information concerning any Person, which information may come into the possession of Agent or any Affiliate of the Agent.

                     (e) Each Revolving Credit Lender, at such Revolving Credit Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agent, which documents relate to the Agent's performance of its duties hereunder.

           14.9 INDEMNIFICATION Without limiting the liabilities of the Loan Parties under any this or any of the other Loan Documents, each Revolving Credit Lender shall indemnify the Agent, pro-rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Revolving Credit Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Agent as to which a final judicial determination has been or is made (in a proceeding in which the Agent has had an opportunity to be heard) that the Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

           14.10     RESIGNATION OF AGENT

                     (a) The Agent may resign at any time by giving 60 days prior written notice thereof to the Revolving Credit Lenders. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Lead Borrower, not to be unreasonably withheld and, in any event, deemed given by the Lead Borrower if no written objection is provided by the Lead Borrower to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $100,000,000. The consent of the Lead Borrower otherwise required by this Section 14.10(a) shall not be required if an Event of Default has occurred.

                     (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.


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
                     (c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


 ARTICLE 15 -  ACTION BY AGENT; CONSENTS; AMENDMENTS; WAIVERS:

           15.1      ADMINISTRATION OF CREDIT FACILITIES

                     (a) Except as otherwise specifically provided in this Agreement, the Agent may take any action with respect to the credit facility contemplated by the Loan Documents as the Agent determines to be appropriate, provided, however, the Agent is not under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

                     (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent's discretion, the Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Revolving Credit Lender:

            Actions Described in Section     Type of Consent Required
            ---------------------------------------------------------------
                      15.2                   Majority Lenders
                      15.3                   SuperMajority Lenders
                      15.4                   Certain Consent
                      15.5                   Unanimous Consent
                      15.6                   Consent of SwingLine Lender
                      15.7                   Consent of the Agent

                     (c) The rights granted to the Revolving Credit Lenders in those sections referenced in Section 15.1(b) shall not otherwise limit or impair the Agent's exercise of its discretion under the Loan Documents.

                     (d) Notwithstanding anything to the contrary in this Agreement, including without limitation, this Article 15, or any other Loan Document, so long as there shall be two (2) or fewer Revolving Credit Lenders who are not Delinquent Revolving Credit Lenders, all references in this Agreement and each other Loan Document to the consent of the "Majority Lenders" or "Supermajority Lenders" shall be deemed to mean Unanimous Consent is required.

           15.2 ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

           15.3 ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS. The Consent or direction of the SuperMajority Lenders is required as follows:

                     (a) The SuperMajority Lenders may direct the Agent to require the prompt repayment of Protective OverAdvances have been outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period (the Revolving Credit Lenders recognizing that, except as described in this Section 15.3(a), any loan or advance under the Revolving Credit which results in a Protective OverAdvance may be made by the Agent in its discretion without the Consent of the Revolving Credit Lenders and that each Revolving Credit Lender shall be bound thereby.

                     (b) The SuperMajority Lenders may direct the Agent to suspend the Revolving Credit (including the making of any Protective OverAdvances), if any Default or Event of Default has occurred and is continuing, following which direction, and for as long as a Default or Event of Default is continuing, the only Revolving Credit Loans which may be made are the following:

                                 (i) Protective OverAdvances not otherwise
                      terminated as provided in 15.3(a).

                                 (ii) Revolving Credit Loans made to "cover" the
                      honoring of L/C's.

                                 (iii) Revolving Credit Loans made with Consent
                      of the SuperMajority Lenders.

                     (c) The SuperMajority Lenders may undertake the following if an Event of Default has occurred and not been duly waived:

                                 (i) Give the Agent an Acceleration Notice in
                      accordance with Section 13.1(b).

                                 (ii) Direct the Agent to increase the rate of
                      interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

                     (d) The Consent of the SuperMajority Lenders shall be required to authorize the Agent to affirmatively subordinate the Liabilities to any material obligation of any Loan Party, unless such subordination is otherwise required pursuant to this or is permitted by this Agreement.

           15.4 ACTION REQUIRING CERTAIN CONSENT: The Consent or direction of the following is required for the following actions:

                     (a) Any forgiveness of all or any portion of any payment
Liability: All Lenders whose payment Liability is being so forgiven: (other than any Delinquent Revolving Credit Lender).


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
                     (b) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any fee payable to the Agent (for which the consent of the Agent shall be required): All Lenders adversely affected thereby (other than any Delinquent Revolving Credit Lender).

                     (c) Any waiver, amendment, or modification which has the effect of increasing any Revolving Credit Dollar Commitment or Revolving Credit Percentage Commitment shall be subject to the Consent of all Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender) except that no Consent shall be required for any such increase which is the result of the application of the following Sections of this Agreement:

                                 (i) Section 15.10 (which relates to
                      NonConsenting Revolving Credit Lenders).

                                 (ii) Section 16.1 (which relates to assignments
                      and assumptions).

                                 (iii) Section 2.25 (which relates to the
                      Proposed Combination).

                     (d) Volitional Disgorgement as described in Section 14.3(f): Each Revolving Credit Lender (other than any Delinquent Revolving Credit Lender) which is adversely affected thereby.

                     (e) Increase in the SwingLine Loan Ceiling: The consent of the SwingLine Lender and the Majority Lenders.

           15.5 ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT None of the following may take place except with Unanimous Consent:

                     (a) Any release of a material portion of the Collateral, but such Consent to such release is not required if any of the following conditions is satisfied:

                                 (i) Such release is otherwise required or
                      provided for in the Loan Documents.

                                 (ii) Such release is being made to facilitate a
                      Liquidation.

                                 (iii) No OverLoan exists immediately after
                      giving effect to the application to the Loan Account of the net proceeds received on account of the transaction in which such release is made.

                     (b) Any amendment of the Definitions of "Borrowing Base" or "Availability" or of any Definition of any component thereof, such that more credit would be available to the Loan Parties, based on the same assets, as would have been available to the Loan Parties immediately prior to such amendment, it being understood, however, that:

                                 (i) The foregoing shall not limit the
                      adjustment by the Agent of any Reserve in the Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.


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
                                 (ii) The foregoing shall not prevent the Agent,
                      in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

                                 (iii) The amendment of any financial
                      performance covenant to which direct or indirect reference is made in the Definition of "Availability" or "Borrowing Base" or in the Definition of any component thereof shall be subject to amendment as otherwise provided in this Agreement (and by Consent of the Majority Lenders if not subject to any other specific provision of this Agreement).

                     (c) Any release of any Loan Party.

                     (d) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Protective OverAdvance, subject, however, to the following:

                                 (i) No Consent is required in connection with
                      the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C.

                                 (ii) Each Revolving Credit Lender recognizes
                      that subsequent to the making of a Revolving Credit Loan which does not constitute a Protective OverAdvance, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Agent (such as a drop in collateral value).

                     (e) Any amendment which has the effect of limiting the Agent's right or ability to make Protective OverAdvances.

                     (f) The waiver of the obligation of the Loan Parties to reduce the unpaid principal balance of loans under the Revolving Credit to an amount so that no OverLoan (other than a Protective OverAdvance) is outstanding.

                     (g) Any amendment of this Article 15.

                     (h) Amendment of any of the following Definitions:


                                          "Majority Lender"
                                          "Protective OverAdvance"
                                          "SuperMajority Lenders
                                          "Unanimous Consent"

           15.6 ACTIONS REQUIRING SWINGLINE LENDER CONSENT No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

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
           15.7      ACTIONS REQUIRING AGENT'S CONSENT

                     (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the Agent in its capacity as Agent may be undertaken without the written consent of the Agent.

                     (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of the Agent shall be effective without the written consent of the Agent.

           15.8      MISCELLANEOUS ACTIONS

                     (a) Notwithstanding any other provision of this Agreement, no single Revolving Credit Lender independently may exercise any right of action or enforcement against or with respect to any Loan Party.

                     (b) The Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Revolving Credit Lender unless the Agent shall first

                                 (i) receive such clear, unambiguous, written
                      instructions as the Agent deems appropriate; and

                                 (ii) be indemnified to the Agent's satisfaction
                      by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

                     (c) The Agent may establish reasonable procedures for the providing of direction and instructions from the Revolving Credit Lenders to the Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Lenders have provided their direction, Consent, or instructions.

           15.9 ACTIONS REQUIRING LEAD BORROWER'S CONSENT. The Lead Borrower's consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended without the consent of the Lead Borrower so long as such amendment shall not directly and adversely affect the Loan Parties:

           Article             Title of Article
           -------             ----------------

           12                  Revolving Credit Fundings and Distributions
           13                  Acceleration and Liquidation (provided that the
                               provisions of Section 13.2(b) relating to the requirement of SuperMajority Lenders' consent may not be amended without the Lead Borrower's consent).
           14                  The Agent (provided that the provisions of
                               Section 14.10(a) relating to the Lead Borrower's consent to a successor Agent in certain circumstances may not be amended without the Lead
                               Borrower's consent).


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           15                  Action By Agent; Consents; Amendments;
                               Waivers(provided that the provisions of Section 15.4(c) and (e), Section 15.5(b) and (c) and
                               Section 15.9 may not be amended without the Lead Borrower's consent.)

           16 Assignments and Participations (provided that the provisions of Section 16.1(a)(i) relating to the Lead Borrower's consent to assignments in certain circumstances may not be amended without the Lead Borrower's consent).

           15.10     NONCONSENTING REVOLVING CREDIT LENDER

                     (a) In the event that a Revolving Credit Lender (in this
Section 15.10, a "NONCONSENTING REVOLVING CREDIT LENDER") does not provide its Consent to a proposal by the Agent to take action which requires consent under this Article 15, then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 16.1, below, of the NonConsenting Revolving Credit Lender's commitment hereunder on fifteen (15) days written notice to the Agent and to the NonConsenting Revolving Credit Lender.

                     (b) At the end of such fifteen (15) days, and provided that the NonConsenting Revolving Credit Lender delivers the Revolving Credit Note held by the NonConsenting Revolving Credit Lender to the Agent, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit Lender:

                                 (i) Such NonConsenting Revolving Credit
                      Lender's pro rata share of the principal and interest of the Revolving Credit Loans to the date of such assignment.

                                 (ii) All fees distributable hereunder to the
                      NonConsenting Revolving Credit Lender to the date of such assignment.

                                 (iii) Any out-of-pocket costs and expenses for
                      which the NonConsenting Revolving Credit Lender is entitled to reimbursement from the Loan Parties.

                     (c) In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender as provided in Section 15.10(b), then:

                                 (i) The amount otherwise to be Transferred to
                      the NonConsenting Revolving Credit Lender shall be Transferred to the Agent and held by the Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender.


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                                 (ii) The Revolving Credit Note held by the
                      NonConsenting Revolving Credit Lender shall have no force or effect whatsoever.

                                 (iii) The NonConsenting Revolving Credit Lender
                      shall cease to be a "Revolving Credit Lender".

                                 (iv) The Revolving Credit Lender(s) which have
                      Transferred the amount to the Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Revolving Credit Lender as "Revolving Credit Lender".

                     (d) In the event that more than One (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lender's commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Percentage Commitments, with the Agent coordinating such transaction.

                     (e) The Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting Revolving Credit Lender, provided, however, no processing fee otherwise to be paid as provided in Section 16.2(b) shall be due under such circumstances.

 ARTICLE 16 -        ASSIGNMENTS BY REVOLVING CREDIT LENDERS:

           16.1      ASSIGNMENTS AND ASSUMPTIONS:

                     (a) Except as provided herein, each Revolving Credit Lender (in this Section 16.1(a), an "ASSIGNING REVOLVING CREDIT LENDER") may assign to one or more Eligible Assignees (in this Section 16.1(a), each an "ASSIGNEE REVOLVING CREDIT LENDER") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, provided that:

                                 (i) The Agent shall have given its prior
                      written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having a Dollar Commitment of less than the "minimum hold" amount specified in Section 16.1(a)(iii) or if there would be more than three (3) Revolving Credit Lenders, and, in addition, provided that no Default or Event of Default shall have occurred and be continuing, the Lead Borrower shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, if a proposed assignment by FRFI would result in FRFI having a Revolving Credit Dollar Commitment of less than $20,000,000.00 (other than any such assignment which is the result of the acquisition of FRFI or is an assignment required by any Governmental Authority).

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                                 (ii) Each such assignment shall be of a
                      constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.

                                 (iii) Following the effectiveness of such
                      assignment, the Assigning Revolving Credit Lender's Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit Lender's Commitment) shall not be less than $5,000,000.00.

           16.2 ASSIGNMENT PROCEDURES. (This Section 16.2 describes the procedures to be followed in connection with an assignment effected pursuant to this Article 16 and permitted by Section 16.1).

                     (a) The parties to such an assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance (each, an "ASSIGNMENT AND ACCEPTANCE") substantially in the form of
EXHIBIT 16.2, annexed hereto.

                     (b) The Assigning Revolving Credit Lender shall deliver to the Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Agent's processing fee of $3,000.00, provided, however, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Revolving Credit Lenders at the initial execution of this Agreement.

                     (c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Revolving Credit Lenders and of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Revolving Credit Lenders. The Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Agreement.

                     (d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

           16.3      EFFECT OF ASSIGNMENT.

                     (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Agent may delay by up to Five (5) Business Days after the delivery of such Assignment and Acceptance):

                                 (i) The Assignee Revolving Credit Lender:


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                                            (A) Shall be a party to this
                                 Agreement and the Loan Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.

                                            (B) Shall have the rights of a
                                 Revolving Credit Lender hereunder to the extent of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment assigned by such Assignment and Acceptance.

                                 (ii) The Assigning Revolving Credit Lender
                      shall be released from the Assigning Revolving Credit Lender's obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

                                 (iii) The Agent shall undertake to obtain and
                      distribute replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

                     (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.


 ARTICLE 17 - NOTICES:

           17.1 NOTICE ADDRESSES. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Agent:
                                 Fleet Retail Finance Inc
                                 40 Broad Street
                                 Boston, Massachusetts 02109
                                 Attention: James R. Dore
                                 Fax: 617-434-4312

           With a copy to:
                                 Riemer & Braunstein LLP
                                 Three Center Plaza
                                 Boston, Massachusetts  02108
                                 Attention:  Kevin J. Simard, Esquire
                                 Fax:  617 880 3456

If to the Lead Borrower:         ODD JOB STORES, INC.
                                 200 Helen Street
                                 South Plainfield, New Jersey  07080
                                 Attention : Keith Favreau
                                 Fax: 908-222-9742


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And All Loan Parties:
                                 ODD JOB STORES, INC.
                                 200 Helen Street
                                 South Plainfield, New Jersey  07080
                                 Attention : Keith Favreau
                                 Fax: 908-222-9742

           With a copy to:

                                 Weil, Gotshal & Manges LLP
                                 767 Fifth Avenue
                                 New York, New York 10153-0119
                                 Attention: Bettina de Catalogne, Esquire
                                 Fax: (212) 310-8007


           17.2      NOTICE GIVEN.

                     (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                                 (i) By mail: the sooner of when actually
                      received or Three (3) days following deposit in the United States mail, postage prepaid.

                                 (ii) By recognized overnight express delivery:
                      the Business Day following the day when sent.

                                 (iii) By Hand: If delivered on a Business Day
                      after 9:00 a.m.. and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                                 (iv) By Facsimile transmission (which must
                      include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 a.m. and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                     (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.


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           17.3 WIRE INSTRUCTIONS. NOTICE GIVEN. Subject to change in the same manner that a notice address may be changed (as to which, see Section 17.1), wire transfers to the Agent shall be made in accordance with the following wire instructions:

                     Fleet National Bank
                     ABA Number:          011000138
                     Account Name         :Fleet Retail Finance Collateral
                                           Account for Odd Job Stores
                     Account Number       :9392853336
                     Reference            :Odd Job Stores


 ARTICLE 18 -  TERM:

           18.1 TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2.6 hereof) until the Termination Date.

           18.2      ACTIONS ON TERMINATION.

                     (a) On the Termination Date, the Loan Parties shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

                                 (i) The entire balance of the Loan Account
                      (including the unpaid principal balance of the Revolving Credit Loans, and the SwingLine Loan ).

                                 (ii) Any then remaining installments of the
                      Revolving Credit Commitment Fee.

                                 (iii) Any then remaining installments of the
                      Facility Fee.

                                 (iv) Any payments due on account of the
                      indemnification obligations included in Section 2.11(e).

                                 (v) Any accrued and unpaid Unused Line Fee.

                                 (vi) All unreimbursed costs and expenses of the
                      Agent and of Lenders' Special Counsel for which each Loan Party is responsible.

                                 (vii) The Early Termination Fee, if applicable.

                                 (viii) All other Liabilities.

                     (b) On the Termination Date, the Loan Parties shall also shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Agent including, without limitation, being cash collateralized at 105 % of their then Stated Amount.

                     (c) Until such payment (Section 18.2(a)) and arrangements concerning L/C's (Section 18.2(b)), all provisions of this Agreement, other than those included in Article 2, 5 which place any obligation on the Agent or any Revolving Credit Lender to make any loans or advances or to provide any


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financial accommodations to any Loan Party shall remain in full force and effect until all Liabilities shall have been paid in full.

                     (d) On the Termination Date, all Liens in favor of the Agent shall automatically terminate and the Agent promptly shall deliver to Lead Borrower (at Lead Borrower's expense), to the extent reasonably requested by Lead Borrower, termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Liabilities, so long as (i) all payments (Section 18.2(a)) have been made, all arrangements concerning L/C's (Section 18.2(b)) have been completed and all obligations of the Agent and Revolving Credit Lenders to make Loans and extend other financial accommodations hereunder have terminated and
(ii) no suits, actions, proceedings or claims are pending against any Indemnified Person asserting any damages, losses or liabilities which are Liabilities against which indemnity is provided under Section 19.13 and which in the Agent's reasonable judgment are likely to result in Liabilities which (x) are not covered by insurance maintained by the Loan Parties and (y) are of such nature and in such amount as constitute a material risk that the Loan Parties will not be financially capable of satisfying such Liabilities(it being understood that, in assessing the materiality of such risk, the Agent shall take into account such collateral security, if any, that the Loan Parties may provide to secure the payment thereof).

 ARTICLE 19 - GENERAL:

           19.1 PROTECTION OF COLLATERAL. The Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent.

           19.2 PUBLICITY. The Agent may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Loan Party (and may utilize any logo or other distinctive symbol associated with each Loan Party) in connection with any advertising, promotion, or marketing (including reference in any "case study" of the creditor facility contemplated hereby) undertaken by the Agent.

           19.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Loan Parties and their respective representatives, successors, and assigns and shall enure to the benefit of the Agent and each Revolving Credit Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Loan Party shall have any rights hereunder. In the event that the Agent or any Revolving Credit Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

           19.4 SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or


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enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

           19.5      AMENDMENTS.  COURSE OF DEALING.

                     (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Loan Party and the Agent and each Revolving Credit Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Revolving Credit Lender to give notice to the Lead Borrower of any Loan Party's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent to the manner by which Borrowing Base is determined shall obligate the Agent to continue to determine Borrowing Base in that manner.

                     (b) Each Loan Party may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. Subject to Article 15, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Loan Parties (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

           19.6 POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Loan Party hereby grants unto the Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Loan Party might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Loan Party and each shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

           19.7 APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion, consistent, however, with Sections 13.6 and
13.7 and any other applicable provisions of this Agreement. The Loan Parties shall remain liable for any deficiency remaining following such application.


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           19.8 INCREASED COSTS. If, as a result of any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                     (a) increases the cost to any Revolving Credit Lender of agreeing to make or making, funding or maintaining Eurodollar Loans;


                     (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Revolving Credit Lender;

                     (c) imposes on any Revolving Credit Lender any other condition with respect to any Loan Document; or

                     (d) imposes on any Revolving Credit Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Revolving Credit Lender's reasonable opinion, is to increase the cost to that Revolving Credit Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Revolving Credit Lender in respect of any loan, advance or financial accommodation by an amount which that Revolving Credit Lender deems to be material, then upon written notice from the Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Loan Parties shall forthwith pay to the Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Revolving Credit Lender for such additional cost or reduction in income.

           19.9      COSTS AND EXPENSES OF THE AGENT.

                     (a) The Loan Parties shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

                     (b) The Loan Parties shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and


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expenses) incurred, following the occurrence of any Event of Default, by the
Revolving Credit Lenders to Lenders' Special Counsel.

                     (c) Each Loan Party authorizes the Agent to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.

                     (d) The undertaking on the part of each Loan Party in this
Section 19.9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of any Loan Party, other than a termination, release, or discharge which makes specific reference to this
Section 19.9.

           19.10 COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished the Agent or any Revolving Credit Lender may be reproduced by that Revolving Credit Lender or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

           19.11 MASSACHUSETTS LAW. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

           19.12     CONSENT TO JURISDICTION.

                     (a) Each Loan Party agrees that any legal action, proceeding, case, or controversy against any Loan Party with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, each Loan Party, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                     (b) Each Loan Party WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.


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                     (c) Each Loan Party WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                     (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

                     (e) Each Loan Party agrees that any action commenced by any Loan Party asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

           19.13 INDEMNIFICATION. Each Loan Party shall indemnify, defend, and hold the Agent and each Revolving Credit Lender and any Participant and any of their respective employees, officers, or agents (each, an "INDEMNIFIED PERSON") harmless of and from (A) any claim brought or threatened against any Indemnified Person by any Loan Party, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of the Loan Parties or of any other guarantor or endorser of the Liabilities, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Loan Parties) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith and (B) agrees to pay Agent and the Revolving Credit Lenders on demand the amount of any check, draft, instrument or other item of payment constituting part of the collections credited by the Agent or any Revolving Credit Lender to the Borrowers which is dishonored, returned or otherwise not collected at any time, and the Borrowers shall, on demand, reimburse the Agent and the Revolving Credit Lenders the amount thereof and all reasonable fees, costs and expenses of the Agent and the Revolving Credit Lenders relating thereto in immediately available funds. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Loan Parties, other than a termination, release, or discharge duly executed on behalf of the Agent which makes specific reference to this Section 19.13.

           19.14 RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:


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                     (a) Unless otherwise specifically provided for herein (and then only to the extent so provided), interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

                     (b) Words in the singular include the plural and words in the plural include the singular.

                     (c) Unless otherwise specifically provided for herein or in a specific Loan Document (and then only to the extent so provided), as between the parties hereto or to any Loan Document, the definitions of the following terms, as included in the UCC, are deemed to be as follows for purposes of the performance of obligations arising under or in respect of any Loan Document:

                                 (i) "Authenticate" means "signed".

                                 (ii) "Record" means written information in a
                      tangible form.

                     (d) Cross references to Sections in this Agreement begin with the Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 5:5-6" is to Section 5-6, which appears in Article 5 of this Agreement).

                     (e) Titles, headings (indicated by being underlined or shown in Small Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                     (f) The words "includes" and "including" are not limiting.

                     (g) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                     (h) Text which is shown in italics (except for parenthesized italicized text), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                     (i) The words "may not" are prohibitive and not permissive.

                     (j) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                     (k) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

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                     (l) The term "Dollars" and the symbol "$" each refers to
United States Dollars.

                     (m) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                     (n) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                     (o) Except as otherwise specifically provided, all references to time are to Boston, Massachusetts time.

                     (p) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                                 (i) Unless otherwise provided (I) the day of
                      the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 p.m. on the relevant Business Day.

                                 (ii) The word "from" means "from and
                      including".

                                 (iii) The words "to" and "until" each mean "to,
                      but excluding".

                                 (iv) The word "through" means "to and
                      including".

                     (q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section
19.15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

           19.15     INTENT. It is intended that:

                     (a) This Agreement take effect as a sealed instrument.

                     (b) The scope of all Collateral Interests created by any Loan Party to secure the Liabilities be broadly construed in favor of the Agent and that they cover all assets of each Loan Party (other than with respect to any directly held Foreign Subsidiary of such Loan Party, more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary that are entitled to vote).

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                     (c) All Collateral Interests created in favor of the Agent at any time and from time to time secure all Liabilities, whether now existing or contemplated or hereafter arising.

                     (d) All reasonable costs, expenses, and disbursements incurred by the Agent and, to the extent provide in Section 19.9, each Revolving Credit Lender, in connection with such Person's relationship(s) with any Loan Party shall be borne by the Loan Parties.

                     (e) Unless otherwise explicitly provided herein, the Agent's consent to any action of any Loan Party which is prohibited unless such consent is given may be given or refused by the Agent in its sole discretion and without reference to Section 2.18 hereof.

           19.16 PARTICIPATIONS: Each Revolving Credit Lender may sell participations to one or more financial institutions (each, a "PARTICIPANT") in that Revolving Credit Lender's interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis the Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Revolving Credit Lenders. No such sale of a participation shall relieve a Revolving Credit Lender from that Revolving Credit Lender's obligations hereunder nor obligate the Agent to any Person other than a Revolving Credit Lender.

           19.17 RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Loan Party from the Agent or any Revolving Credit Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Loan Party in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of each Loan Party to the Agent and such Revolving Credit Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Agent or that Revolving Credit Lender.

           19.18 PLEDGES TO FEDERAL RESERVE BANKS: Nothing included in this Agreement shall prevent or limit any Revolving Credit Lender, to the extent that such Revolving Credit Lender is subject to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act (12 U.S.C. ss.341) from pledging all or any portion of that Revolving Credit Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Revolving Credit Lender from any of its obligations hereunder or under any of the Loan Documents.

           19.19 MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither the Agent nor any Revolving Credit Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such


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
interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

           19.20     WAIVERS.

                     (a) Each Loan Party (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 19.20(b), below, knowingly, voluntarily, and intentionally, and understands that Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Loan Parties as provided herein, whether not or in the future, is relying on such waivers.

                     (b) EACH Loan Party, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                                 (i) Except as otherwise specifically required
                      hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                                 (ii) Except as otherwise specifically required
                      hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

                                 (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY
                      CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY LOAN PARTY OR ANY OTHER PERSON AND THE AGENT AND EACH REVOLVING CREDIT LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                                 (iv) The benefits or availability of any stay,
                      limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy
                      Code) with respect to any action which the Agent may or may become entitled to take hereunder.

                                 (v) Any defense, counterclaim, set-off,
                      recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                                 (vi) Any claim to consequential, special, or
                      punitive damages.


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19.21      JOINT PROVISIONS.

                     (a) Each Loan Party represents to the Revolving Credit Lenders that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise that are Loan Parties.

                     (b) Each Loan Party is, and at all times shall be, jointly and severally liable for each and every one of the Liabilities hereunder, regardless of which Loan Party requested, received, used, or directly enjoyed the benefit of the extensions of credit hereunder. All of the Collateral shall secure all of the Liabilities. Each Loan Party's Liabilities are independent obligations and are absolute and unconditional. Each Loan Party, to the extent permitted by law, hereby waives any defense to such Liabilities that may arise by reason of the disability or other defense or cessation of liability of any other Loan Party for any reason other than payment in full. Each Loan Party also waives any defense to such Liabilities that it may have as a result of any Revolving Credit Lender's or Agent's election of or failure to exercise any right, power, or remedy, including, without limitation, the failure to proceed first against such other Loan Party or any security it holds for such other Loan Party's Liabilities under any Loan Document, if any. Without limiting the generality of the foregoing, each Loan Party expressly waives all demands and notices whatsoever (except for any demands or notices, if any, that such Loan Party expressly is entitled to receive pursuant to the terms of any Loan Document), and agrees that the Revolving Credit Lenders and the Agent may, without notice (except for such notice, if any, as such Loan Party expressly is entitled to receive pursuant to the terms of any Loan Document) and without releasing the liability of such Loan Party, extend for the benefit of any other Loan Party the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement for the benefit of any other Loan Party, and may proceed against each Loan Party, directly and independently of any other Loan Party, as such obligee may elect in accordance with this Agreement.

                     (c) Each Loan Party acknowledges that the Liabilities of such Loan Party undertaken herein or in the other Loan Documents, and the grants of security interests and liens by such Loan Party to secure Liabilities of the other Loan Party could be construed to consist, at least in part, of the guaranty of Liabilities of the other Loan Party and, in full recognition of that fact, each Loan Party consents and agrees as hereinafter set forth in the balance of this Section 19.21. The consents, waivers, and agreements of the Loan Parties that are contained in the balance of this Section 19.21 are intended to deal with the suretyship aspects of the transactions evidenced by the Loan Documents (to the extent that a Loan Party may be deemed a guarantor or surety for the Liabilities of another Loan Party) and thus are intended to be effective and applicable only to the extent that any Loan Party has agreed to answer for the Liabilities of another Loan Party or has granted a lien or security interest in Collateral to secure the Liabilities of another Loan Party. Conversely, the consents, waivers, and agreements of the Loan Parties that are contained in the balance of this Section 19.21 shall not be applicable to the direct Liabilities of a Loan Party with respect to credit extended directly to such Loan Party, and shall not be applicable to security interests or liens on Collateral of a Loan Party given to directly secure direct Liabilities of such Loan Party where no aspect of guaranty or suretyship is involved. Each Loan Party consents and agrees that the Revolving Credit Lenders may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Loan Parties, and without affecting the enforceability or continuing effectiveness hereof as to such Loan Party, in accordance with the terms of the Loan
Documents: (i) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Liabilities or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Liabilities or any part thereof, or any of the Loan Documents or any security or guarantees granted or entered into by any Person(s) other than such Loan Party, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Liabilities or any part thereof, (iv) accept partial payments on the Liabilities; (v) receive and hold additional security (other than with respect to any directly held Foreign Subsidiary of such Loan Parties, more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary that are entitled to vote) or guarantees for the Liabilities or any part thereof, (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Revolving Credit Lenders in their sole and absolute discretion may determine; (vii) release any other Person (including, without limitation, any other Loan Party) from any personal liability with respect to the Liabilities or any part thereof, (viii) with respect to any Person other than such Loan Party (including, without limitation, any other Loan Party), settle, release on terms satisfactory to the Revolving Credit Lenders or by operation of applicable laws or otherwise liquidate or enforce any Liabilities and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any other Loan Party or any other Person, and correspondingly agree, in accordance with all applicable provisions of the Loan Documents, to the restructure of the Liabilities, and any such merger, change, restructuring or termination shall not affect the liability of any Loan Party or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Liabilities.

                     (d) Upon the occurrence and during the continuance of any Event of Default, the Agent may enforce the Loan Documents independently as to each Loan Party and independently of any other remedy the Agent or any Revolving Credit Lender at any time may have or hold in connection with the Liabilities, and it shall not be necessary for the Agent or the Revolving Credit Lenders to marshal assets in favor of any Loan Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement or any other Loan Documents. Each Loan Party expressly waives any right to require the Agent or the Revolving Credit Lenders to marshal assets in favor of any Loan Party or any other Person or to proceed against any other Loan Party or any Collateral provided by any Person, and agrees that the Agent or any Revolving Credit Lender may proceed against Loan Parties or any Collateral in such order as they shall determine in their sole and absolute discretion, subject to the terms hereof.

                     (e) The Agent may file a separate action or actions against any Loan Party, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Loan Party agrees, for itself, that the Agent, any Revolving Credit Lender and any other Loan Party, or any Affiliate of any other Loan Party (other than such Loan Party itself), may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy as to such Loan Party of the Loan Documents.

                     (f) The Agent's and the Revolving Credit Lenders' rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Liabilities which thereafter shall be required to be restored or returned by the Agent or the Revolving Credit Lenders (including, without limitation, the restoration or return of any amount pursuant to a court order or judgment (whether or not final or non-appealable), or pursuant to a good faith settlement of a pending or threatened avoidance or recovery action, or pursuant to good faith compliance with a demand made by a Person believed to be entitled to pursue an avoidance or recovery action (such as a bankruptcy trustee or a Person having the avoiding powers of a bankruptcy trustee, or similar avoiding powers), and without requiring the Agent or the Revolving Credit Lenders to oppose or litigate avoidance or recovery demands or actions that it believes in good faith to be meritorious or worthy of settlement or compliance, or pursue or exhaust appeals), all as though such amount had not been paid. The rights and priorities of the Agent and each Revolving Credit Lender created or granted herein and the enforceability of the Loan Documents at all times shall remain effective to cover the full amount of all the Liabilities even though the Liabilities, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Loan Party and whether or not any other Loan Party shall have any personal liability with respect thereto.


                     (g) To the maximum extent permitted by applicable law, each Loan Party, for itself, expressly waives any and all defenses now or hereafter arising or that otherwise might be asserted by reason of (i) any disability or other defense of any other Loan Party with respect to the Liabilities or with respect to the enforceability of the Agent's security interest in or Encumbrance on any collateral securing any of the Liabilities (including, without limitation, the Collateral), (ii) the unenforceability or invalidity of any security or guaranty for the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities, (iii) the cessation for any cause whatsoever of the liability of any other Loan Party (other than by reason of the full payment and performance of all Liabilities),
(iv) any failure of the Agent or any Revolving Credit Lender to give notice of sale or other disposition of Collateral to any other Loan Party or any other Person other than such waiving Loan Party, or any defect in any notice that may be given to any other Loan Party for any other Person other than such waiving Loan Party, in connection with any sale or disposition of any collateral securing the Liabilities or any of them (including, without limitation, the Collateral), (v) any failure of the Agent or any Revolving Credit Lender to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Liabilities that is owned by another Loan Party or by any other Person other than such waiving Loan Party, including any failure of the Agent to conduct a commercially reasonable sale or other disposition of any such collateral or other security for any Liabilities, (vi) any act or omission of the Agent or others that directly or indirectly results in or aids the discharge or release of any other Loan Party, or the Liabilities of any other Loan Party, or any security or guaranty therefor, by operation of law or otherwise, or (vii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation. Until such time, if any, as all of the Liabilities (other than contingent Liabilities and indemnities which survive repayment of the Loans) have been paid and performed in full and no portion of any commitment of the Revolving Credit Lenders to any Loan Party under any Loan Document remains in effect, no Loan Party shall have any right of subrogation, contribution, reimbursement or indemnity, and each Loan Party expressly waives any right to enforce any remedy that the Agent now have or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by the Administrative Agent or the Collateral Agent. Except to the extent expressly provided for in any Loan Document, each Loan Party expressly waives, to the maximum extent permitted by applicable law, all rights or entitlements to presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of the Loan Documents or of the existence, creation or incurring of new or additional Liabilities.

                     (h) Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Liabilities under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Liabilities under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Revolving Credit Lenders, the Agent shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Liabilities under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, Liabilities of one or more of the other Loan Parties. To the fullest extent permitted by applicable law, each Loan Party hereby expressly waives any duty of the Revolving Credit Lenders and the Agent to inform any Loan Party of any such information.

                     (i) The Loan Parties and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, or otherwise adversely affect rights that Loan Parties otherwise may have against other Loan Parties, Revolving Credit Lenders, the Agent, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable. If any of the waivers or consents herein is determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

           19.22 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall, conclusively and separately, constitute one agreement.


                            [SIGNATURE PAGES FOLLOW]

                     LEAD BORROWER:

                     ODD JOB STORES, INC.

                     By /s/ Moshael Straus
                        ------------------------------------------------
                     Print Name: Moshael Straus
                     Title: Chairman and Co-Chief Executive Officer


                     LOAN PARTIES:

                     HIA TRADING ASSOCIATES

                     By Odd Job Acquisition Corp., its General Partner

                     By /s/ Moshael Straus
                        ------------------------------------------------
                     Print Name: Moshael Straus
                     Title: Chief Executive Officer


                     ODD JOB ACQUISITION CORP.

                     By /s/ Moshael Straus
                        ------------------------------------------------
                     Print Name: Moshael Straus
                     Title: Chief Executive Officer


                     GUARANTORS:

                     ODD JOB TRADING CORP.

                     By /s/ Moshael Straus
                        ------------------------------------------------
                     Print Name: Moshael Straus
                     Title: Chief Executive Officer


                                    Page S/1

                     OJSAC, INC.

                     By /s/ Moshael Straus
                        ------------------------------------------------
                     Print Name: Moshael Straus
                     Title: Chief Executive Officer



                     AGENT:

                     FLEET RETAIL FINANCE INC.

                     By /s/ James R. Dore
                        ------------------------------------------------
                      Name: James R. Dore
                      Title: Managing Director



                     REVOLVING CREDIT LENDERS

                     FLEET RETAIL FINANCE INC.

                     By /s/ James R. Dore
                        ------------------------------------------------
                      Name: James R. Dore
                      Title: Managing Director










                                    Page S/2